                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        RightCHOICE Managed Care, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[RightCHOICE logo]                                             John A. O'Rourke
1831 Chestnut Street                                               Chairman and
St. Louis, MO 63103-2275                                        Chief Executive
                                                                        Officer

                                                                  April 23, 2001

Dear Stockholder:

   You are cordially invited to attend our 2001 Annual Meeting of Stockholders which will be held at our principal executive offices, located at 1831 Chestnut Street, St. Louis, Missouri, on Friday, June 8, 2001, commencing at 10:00 a.m., local time. At the Annual Meeting, we will conduct the business described in the attached Notice of Annual Meeting and Proxy Statement. In addition, you will have the opportunity to meet with members of our senior management, and we will present a review of our business and operations.

   Our Board of Directors joins with me in encouraging you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, however, PLEASE PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. A prepaid return envelope is provided for your convenience. You may revoke your proxy at any time before it is exercised or if you attend the Annual Meeting and prefer to vote in person.

   If you plan to attend the Annual Meeting and are a registered stockholder, please bring the admission ticket which is attached to your proxy card. If your shares are registered in the name of a bank or your broker, please bring with you to the Annual Meeting your bank or broker statement showing your beneficial ownership.

                                          Very truly yours,
                                          /s/ John A. O'Rourke
                                          John A. O'Rourke
                                          Chairman and Chief Executive Officer

                         RightCHOICE Managed Care, Inc.
                              1831 Chestnut Street
                         St. Louis, Missouri 63103-2275

                               ----------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

Time:                  10:00 a.m. local time on Friday, June 8, 2001

Place:                 RightCHOICE Managed Care, Inc.
                       1831 Chestnut Street
                       St. Louis, Missouri 63103

Items Of Business:     (1) To elect three directors to class I of the
                           company's Board of Directors to hold office for a three-year term expiring at the 2004 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

                       (2) To approve the RightCHOICE Managed Care, Inc. 2001
                           Stock Incentive Plan; and

                       (3) To transact such other business as properly may
                           come before the Annual Meeting and any
                           postponement, continuation or adjournments thereof.

Record Date:           You are entitled to vote if you were a record
                       stockholder at the close of business on April 12, 2001.

Voting By Proxy:
                       All stockholders are cordially invited to attend the Annual Meeting. Whether or not you intend to be present at the Annual Meeting, the Board of Directors requests you to promptly sign, date and return the enclosed proxy card. You may revoke your proxy at any time before it is exercised, and it will not be used if you attend the Annual Meeting and prefer to vote in person. Your vote is important, and all stockholders are urged to be present at the Annual Meeting in person or by proxy.

                                          By Order of the Board of Directors
                                          /s/ Angela F. Braly
                                          Angela F. Braly
                                          Corporate Secretary

April 23, 2001

                         RightCHOICE Managed Care, Inc.

                      2001 Annual Meeting of Stockholders
                                Proxy Statement

                               TABLE OF CONTENTS

Proxy Solicitation and Voting Procedures..................................   1
  Your Vote is Very Important.............................................   1
  Who Can Vote............................................................   1
  The Number of Votes You Have............................................   1
  How You Can Vote........................................................   1
  Quorum Requirement......................................................   1
  How Proxies Will be Voted...............................................   1
  Voting of Foundation Shares.............................................   2
  How You Can Revoke Your Proxy or Change Your Vote.......................   2
  Costs and Method of Solicitation........................................   2
  Reorganization..........................................................   3

Item 1--Election of Directors.............................................   4
  General.................................................................   4
  Qualifications of Directors.............................................   4
  Nominees................................................................   6
  Vote Required to Elect Directors........................................   6
  Recommendation..........................................................   6

Information About Nominees and Other Directors............................   7
  Nominees and Directors Continuing in Office.............................   7
  Director Compensation...................................................   9
  Meetings................................................................  10
  Board Committees........................................................  10

Item 2--Proposal to Approve RightCHOICE Managed Care, Inc. 2001 Stock
 Incentive Plan...........................................................  11
  General.................................................................  11
  Participation of Employees..............................................  12
  Types of Awards.........................................................  13
  Participation of Non-Employee Directors.................................  14
  Transferability of Awards...............................................  14

  Federal Income Tax Consequences...........................................  15
  New Plan Benefits.........................................................  16
  Vote Required.............................................................  16
  Recommendation............................................................  17

Executive Compensation and  Other Information...............................  17
  Remuneration..............................................................  17
  Option Grants.............................................................  19
  Option Exercises and Holdings.............................................  20
  CEO Employment Agreement..................................................  21
  Executive Severance Agreements............................................  22
  Officer Severance Agreements..............................................  22
  Pension Plans.............................................................  23
  Compensation Committee Report.............................................  25
  Compensation Committee Interlocks and Insider Participation...............  28

Company Performance.........................................................  28

Ownership of Our Common Stock...............................................  29
  Ownership by Management...................................................  30
  Ownership by the Foundation...............................................  30

Related Party Transactions..................................................  31
  Pre-Reorganization Transactions...........................................  31
  Transactions with The Missouri Foundation For Health......................  32

Audit Committee Report......................................................  36

Independent Auditors........................................................  36
  Audit and Related Fees....................................................  36

Section 16(a) Beneficial Ownership  Reporting Compliance....................  37

Annual Report on Form 10-K..................................................  37

Stockholder Proposals for 2002  Annual Meeting..............................  37

                        RightCHOICE Managed Care, Inc.
                             1831 Chestnut Street
                           St. Louis, Missouri 63103
                                (314) 923-4444

                               ----------------
                                Proxy Statement

                               ----------------
                        Annual Meeting of Stockholders
                            To Be Held June 8, 2001

                               ----------------

                   Proxy Solicitation and Voting Procedures

Your Vote is Very Important

   Our board of directors is soliciting proxies for our 2001 annual meeting of stockholders. We are first mailing this proxy statement and the proxy card to our stockholders on or about April 23, 2001.

Who Can Vote

   Stockholders of record on April 12, 2001 may vote at our annual meeting. On April 12, 2001, 18,745,807 shares of our common stock were outstanding and are thereby entitled to vote at our annual meeting.

The Number of Votes You Have

   You have one vote for each share of our common stock that you held on April 12, 2001.

How You Can Vote

   There are two ways you can vote:

  . by proxy--indicate your vote on the enclosed proxy card, sign and date the proxy card and return it in the envelope provided, or

  . in person--attend our annual meeting and vote in person (if a broker holds your shares, you should bring instructions from your broker to vote in person).

Quorum Requirement

   In order for there to be a quorum to transact business at our annual meeting, a majority of the outstanding shares of our common stock entitled to vote at our annual meeting must be present in person or by proxy.

How Proxies Will be Voted

   If you properly execute and return your proxy card in time, the proxy holders will vote your shares of our common stock in accordance with your instructions. If you do not give instructions on your proxy card, the proxy holders will vote your shares of our common stock in favor of Item 1, the election of Earle H. Harbison, Jr., Sandra A. Van Trease and Gloria W. White to our board of directors, and in favor of Item 2, the approval of the 2001 Stock Incentive Plan.

   We will count shares represented by a proxy that is marked "withhold authority" for Item 1 to determine the presence of a quorum at our annual meeting, but those shares will have no effect in electing directors. We will also count shares represented by a proxy that is marked "abstain" for Item 2 to determine the presence of a quorum at our annual meeting, but those shares will have the effect of a vote against approval of the 2001 Stock Incentive Plan. We will not count shares represented by a proxy as to which there is a "broker non-vote" (for example, where a broker does not have discretionary authority to vote the shares) to determine the presence of a quorum at our annual meeting, and those shares will have no effect on the vote.

   As of the date of this proxy statement, we are not aware of any matters which may come before our annual meeting other than the matters discussed in this proxy statement. If any other matter properly comes before our annual meeting, the proxy holders will vote the shares of our common stock represented by your proxy in their discretion.

Voting of Foundation Shares

   As a result of the reorganization described beginning on page 3, The Missouri Foundation For Health owns 14,962,500 shares of our common stock, representing about 80% of our outstanding shares of common stock as of the record date. As part of the reorganization, 14,029,536 of The Missouri Foundation For Health's shares of our common stock, representing about 75% of our outstanding shares of common stock as of the record date, were deposited into a voting trust in accordance with a voting trust and divestiture agreement.

   Under the voting trust and divestiture agreement, our board of directors will direct the trustee of the voting trust how to vote the shares in the voting trust on the matters to be considered at our annual meeting. Our board of directors has directed the trustee to vote all of the shares deposited in favor of the election of Earle H. Harbison, Jr., Sandra A. Van Trease and Gloria W. White to our board of directors and in favor of the approval of the 2001 Stock Incentive Plan. We describe the voting trust and divestiture agreement beginning on page 32 of this proxy statement.

How You Can Revoke Your Proxy or Change Your Vote

   You may revoke a properly executed proxy at any time before it is exercised by:

  . filing a written revocation with our corporate secretary prior to our annual meeting,

  . filing a duly executed proxy bearing a later date with our corporate secretary prior to our annual meeting, or

  . voting in person at our annual meeting (if a broker holds your shares, you should bring instructions from your broker to vote in person).

Costs and Method of Solicitation

   Our directors, officers, employees and agents will solicit proxies primarily by mail, telephone, telegram, fax or personally. They will not receive any additional compensation for their solicitation. We will pay all expenses of the proxy solicitation. We will request brokers, nominees, fiduciaries and other custodians to forward soliciting material to the beneficial owners of our common stock and will reimburse them for their reasonable out-of-pocket expenses.

Reorganization

   On November 30, 2000, our predecessor, RightCHOICE Managed Care, Inc., a Missouri corporation, referred to in this proxy statement as "Old RightCHOICE," and its parent corporation, Blue Cross and Blue Shield of Missouri, completed their reorganization. Except as otherwise indicated, the information in this proxy statement for periods prior to the completion of the reorganization relates to our predecessor, Old RightCHOICE, and, as applicable, its class A and class B common stock and stock options to acquire its class A common stock, and the information in this proxy statement for periods after the completion of the reorganization relates to our company and our common stock and stock options to acquire our common stock.

   The parties completed the reorganization as part of a settlement agreement among the Attorney General of the state of Missouri, the Missouri Department of Insurance, Blue Cross and Blue Shield of Missouri and Old RightCHOICE. The reorganization and the related settlement agreement resolved litigation between Blue Cross and Blue Shield of Missouri and Old RightCHOICE, on the one hand, and the state of Missouri, on the other hand, over Blue Cross and Blue Shield of Missouri's operation of Old RightCHOICE following the organization of Old RightCHOICE in 1994.

   The reorganization included the separate merger of each of Blue Cross and Blue Shield of Missouri and Old RightCHOICE into our company.

   In our merger with Old RightCHOICE:

  . each outstanding share of Old RightCHOICE class A common stock (which was publicly traded on the New York Stock Exchange) was converted into one share of our common stock,

  . the 14,962,500 issued and outstanding shares of Old RightCHOICE class B common stock (which Blue Cross and Blue Shield of Missouri owned immediately prior to the first step of the reorganization) were cancelled,

  . the one outstanding share of our common stock (which The Missouri Foundation For Health owned) was converted into 14,962,500 shares of our common stock, and

  . all outstanding stock options to acquire shares of Old RightCHOICE's class A common stock became stock options to acquire shares of our common stock on the same terms and conditions.

   In connection with the reorganization, the state of Missouri established The Missouri Foundation For Health in 2000 as a non-profit public benefit corporation. The Foundation was organized to serve the needs of underinsured and uninsured Missourians in our Blue Cross and Blue Shield service area. The Foundation holds and is required to sell the shares of our common stock that it received in the reorganization and use the proceeds for its non-profit purposes.

   As a result of the reorganization, The Missouri Foundation For Health received 14,962,500 shares of our common stock, representing approximately 80% of our outstanding stock.

   In connection with the reorganization, Blue Cross and Blue Shield of Missouri also paid $12.78 million to The Missouri Foundation For Health in partial satisfaction of claims by various parties, including the Missouri Attorney General, the Missouri Department of Insurance and public interest advocacy groups, that Blue Cross and Blue Shield of Missouri had a public purpose obligation. Immediately after the reorganization, we paid $175,000 to the Foundation in partial satisfaction of any obligation Blue Cross and Blue Shield of Missouri may have had under Missouri law resulting from its conversion from a non-profit, non-stock health services corporation to a for-profit stock corporation.

   In connection with the reorganization, we entered into Blue Cross and Blue Shield license agreements with the Blue Cross Blue Shield Association under which the Blue Cross Blue Shield Association granted us the exclusive right to use the Blue Cross and Blue Shield names and service marks for all of the managed care products and services we offer in the 85 Missouri counties, including the St. Louis, Missouri metropolitan area, that comprise our Blue Cross and Blue Shield service area. Our license agreements contain a number of requirements, including ownership limitations which provide that no institutional investor may beneficially own 10% or more of the voting power of our stock, no noninstitutional investor may beneficially own 5% or more of the voting power of our stock, and no person or entity may beneficially own 20% or more of our outstanding equity securities. Pursuant to an addendum to our license agreements, The Missouri Foundation For Health is exempt from these ownership limitations provided that it meets the divestiture requirements set forth in the voting trust and divestiture agreement.

   In connection with the reorganization and the license agreements and addendum, we entered into a voting trust and divestiture agreement, a registration rights agreement and an indemnification agreement with The Missouri Foundation For Health. We describe each of these agreements described under "Related Party Transactions" beginning on page 31.

                         Item 1--Election of Directors

General

   Our board of directors is divided into three classes. Each class serves for a three-year period and consists, as nearly as possible, of one-third of the total number of our directors. At each annual meeting of our stockholders, our stockholders elect for a three-year term the successors to the class of directors whose term expires at that annual meeting.

   Our board of directors may consist of no less than three and no more than twenty-one directors. Our board of directors may increase its size and may fill the newly-created vacancies without the vote or approval of our stockholders. Our board of directors currently has eight members. Effective April 1, 2001, the size of our board increased from six directors to eight directors, and Sandra A. Van Trease became a new class I director and Robert J. Kelley became a new class II director.

Qualifications of Directors

   In connection with our reorganization, we entered into license agreements with the Blue Cross Blue Shield Association which provide us with an exclusive license to use the Blue Cross and Blue Shield names and service marks in our Blue Cross and Blue Shield service area. The agreements require as a condition to our retention of the licenses that we have qualifications for our directors.

   Under our certificate of incorporation, no one can become a director of our company unless he or she is an "independent director" or, immediately after an individual becomes a director, at least 80% of our directors would be independent directors. A person will qualify as an "independent director" if he or she:

  .  is not a "major participant" (as defined below),

  .  is not nominated to be a director by a major participant,

  . has not announced a commitment to a proposal made by a major participant that a majority of our independent directors and a majority of all of our directors have not approved, and

  . has not been determined by a majority of our independent directors and a majority of all of our directors to have been subject to any relationship or arrangement which those directors deem to be likely to interfere with his or her exercise of independent judgment.

   Our certificate of incorporation defines a "major participant" as:

  . The Missouri Foundation For Health and any other entity which, in the judgment of a majority of our independent directors and a majority of all of our directors, succeeds to the Foundation's position,

  . a person or entity who owns shares of our common stock in excess of the ownership limitations in our certificate of incorporation,

  . a person or entity that has filed proxy materials with the Securities and Exchange Commission supporting a candidate for election to our board of directors in opposition to candidates approved by a majority of our independent directors and a majority of all of our directors,

  . a person or entity that has taken actions to become a major participant or which, in the judgment of a majority of our independent directors and a majority of all of our directors, indicates that it is reasonably likely or possible that the person or entity will seek to become a major participant, or

  . a person or entity that is an affiliate or associate of a major participant.

   In addition, our bylaws provide that our stockholders will elect our directors by a plurality vote and that our stockholders may only elect "qualified candidates" to our board of directors. A qualified candidate is an individual nominated for election by a majority of our independent directors and a majority of all of our directors, or timely and properly nominated for election by a stockholder under the procedures set forth in our bylaws, and, in either event, who is not disqualified from serving on our board by being a "nonindependent candidate." A "nonindependent candidate" is a candidate who is properly nominated for election as described in the preceding sentence but who does not otherwise qualify as an "independent director" under our certificate of incorporation. In the event that some, but not all, of the nonindependent candidates for director become eligible for election to our board of directors because seats are available for nonindependent directors, the nonindependent candidates will be treated as qualified candidates until stockholders fill all positions available for nonindependent candidates at the election. The remaining nonindependent candidates will be deemed to not be qualified candidates and, therefore, may not be elected regardless of the number of votes they receive.

   In addition, our bylaws provide that no director may be elected or reelected to our board of directors if he or she is age 75 or older.

   Each of our current directors, including our nominees, qualifies as an "independent director" under our certificate of incorporation.

Nominees

   Earle H. Harbison, Jr., Sandra A. Van Trease and Gloria W. White are the nominees for election to our board of directors. If elected, each has consented to serve for a three year term until our annual meeting in 2004 and until their respective successors are duly elected and qualified. Information about each of the three nominees and our other directors appears beginning on page 7.

   Unless instructed otherwise, the proxy holders will vote for Earle H. Harbison, Jr. Sandra A. Van Trease and Gloria W. White as directors. Although we have no reason to believe that Mr. Harbison, Ms. Van Trease or Mrs. White will decline or be unable to serve as a director if elected, if that were to occur, the proxy holders will vote for another person designated by our board of directors.

Vote Required to Elect Directors

   Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at our annual meeting and entitled to vote on the election of directors. As a result, the three nominees that receive the most votes will be elected directors. Cumulative voting for the election of directors is not available. You may withhold authority to vote for any or all nominees.

   Because our board of directors has approved the nomination of Earle H. Harbison, Jr., Sandra A. Van Trease and Gloria W. White to our board of directors, the trustee of the voting trust will vote all of the shares of our common stock owned by The Missouri Foundation For Health and held in the voting trust for the election of Earle H. Harbison, Jr., Sandra A. Van Trease and Gloria W. White. As a result, Mr. Harbison, Ms. Van Trease and Mrs. White will be elected as directors.

   We discuss the voting trust and divestiture agreement beginning on page 32.

Recommendation

   Our board of directors recommends that you vote FOR Earle H. Harbison, Jr., Sandra A. Van Trease and Gloria W. White, the nominees listed under Item 1 on the proxy card.

                 Information About Nominees and Other Directors

Nominees and Directors Continuing in Office

   The following table sets forth certain information about each of our nominees and directors.

Nominees for Class I: Term to Expire in 2004

Name                      Age   Present Position with RightCHOICE    Director Since
----                      ---   ---------------------------------    --------------
Earle H. Harbison, Jr...   72 Director                                    1994
Sandra A. Van Trease....   40 Director, President, Chief Operating        2001
                              Officer and Chief Financial Officer
Gloria W. White.........   66 Director                                    1994

Class II: Term to Expire in 2002

Name                      Age   Present Position with RightCHOICE    Director Since
----                      ---   ---------------------------------    --------------
Robert J. Kelley........   57 Director                                    2001
John A. O'Rourke........   57 Chairman and Chief Executive Officer        1997
Roger B. Porter, Ph.D...   54 Director                                    1994

Class III: Term to Expire in 2003

Name                      Age   Present Position with RightCHOICE    Director Since
----                      ---   ---------------------------------    --------------
William H.T. Bush.......   62 Director                                    1994
William J. Schicker.....   66 Director                                    2000

   The business experience of each of our nominees and directors is as follows:

   Earle H. Harbison, Jr. has served as a director since April 1994. Mr. Harbison currently serves as Chairman of our compensation committee. Since September 1993, Mr. Harbison has served as Chairman of Harbison Corporation, a manufacturing company located in St. Louis, Missouri. From May 1986 until his retirement in September 1993, he served as President and Chief Operating Officer and as a director of Monsanto Company. Mr. Harbison is a director of HealthLink, Inc., Angelica Corporation, National Life Insurance Co., Mutual of America, Washington University, Barnes-Jewish Hospital, Automobile Club of Missouri and the National Law Center, George Washington University.

   Sandra A. Van Trease has served as a director since April 1, 2001. Ms. Van Trease was named President in December 2000. Ms. Van Trease also is our Chief Operating Officer and Chief Financial Officer. Ms. Van Trease joined our company in June 1994, was promoted to Chief Financial Officer in November 1995 and was also named Chief Operating Officer in October 1997. Prior to joining our company, Ms. Van Trease was a Senior Manager with Price Waterhouse LLP.

   Gloria W. White has served as a director since November 1994. Mrs. White currently serves as Chair of our litigation committee. She served on the board of directors of Blue Cross and Blue Shield of Missouri from 1986 to 1996 and as Chair of the Blue Cross and Blue Shield of Missouri board of directors from August 1994 to January 1996. Mrs. White has been Vice

Chancellor Emerita of Washington University since June 1997 and has served in various other capacities at Washington University since 1967. She currently serves on the Board of Governors of the American Red Cross. Mrs. White is also a director of HMO Missouri, Inc., Opera Theatre of St. Louis, Girls, Inc., the St. Louis Symphony and the St. Louis Art Museum, a member of the FirStar Private Banking Advisory Committee, Chair of The Sheldon Foundation Board of Trustees and a member of the Board and Executive Committee of United Way of Greater St. Louis.

   Robert J. Kelley has served as a director since April 1, 2001. Mr. Kelley served on the board of directors of Blue Cross and Blue Shield of Missouri from 1994 until the completion of the reorganization on November 30, 2000. Mr. Kelley has served as President of the Greater St. Louis Labor Council, AFL-CIO since 1978. He currently serves as an executive board member of Missouri AFL-CIO, as vice-chairman of the executive committee of the Spirit of St. Louis Labor/Management Committee, on the board of directors of the Regional Commerce and Growth Association of Greater St. Louis and as a member of the St. Louis Economic Development Council.

   John A. O'Rourke was named Chairman and Chief Executive Officer in February 1997. Mr. O'Rourke came to our company from his position as President and Chief Executive Officer of HealthLink. Mr. O'Rourke was appointed President and Chief Executive Officer of HealthLink in January 1985. Initially established by a consortium of St. Louis hospitals, HealthLink became the largest PPO in Missouri under Mr. O'Rourke's leadership. Earlier, Mr. O'Rourke was Deputy Director of the Office of HMOs in the U.S. Department of Health and Human Services.

   Roger B. Porter, Ph.D. has served as a director since April 1994. Dr. Porter currently serves as Chairman of our business opportunities committee. Since 1993, Dr. Porter has served as IBM Professor of Business and Government at the John F. Kennedy School of Government at Harvard University. From 1989 to 1993, Dr. Porter served as Assistant to the President of the United States for Economic and Domestic Policy. From 1985 to 1989, Dr. Porter was Professor of Business and Government at Harvard University and Faculty Chairman of the Program for Senior Managers in Government. He is a director of HMO Missouri, Inc., Zions Bancorporation, National Life Insurance Company, Tenneco Automotive and PACTIV Corporation.

   William H. T. Bush has served as a director since April 1994. Mr. Bush currently serves as Chairman of our audit committee, finance and investment committee and nominating committee. He served on the Blue Cross and Blue Shield of Missouri board of directors from 1989 to 1994 and as Secretary of the Blue Cross and Blue Shield of Missouri board of directors from 1990 to 1994. Mr. Bush is the Chairman of Bush-O'Donnell & Company, Inc. of St. Louis, an investment management and financial advisory firm he founded in 1986. Prior to 1986, Mr. Bush served as President and as a director of The Boatmen's National Bank of St. Louis. Mr. Bush currently is a director of Mississippi Valley Bancshares, Inc., Maritz, Inc., D.T. Industries, Inc., the Lord-Abbett Family of Mutual Funds and Engineered Support Systems, Inc.

   William J. Schicker has served as a director since July 2000. Mr. Schicker served as a director of Blue Cross and Blue Shield of Missouri from August 1994 to July 2000 and has served as a director of HMO Missouri, Inc. since August 1995. Mr. Schicker is the owner and president of McMahon Ford Company, Barreth Chrysler Company, Ford Groves Company, McMahon Lincoln Mercury and J.D. Byrider, all of which are automobile dealerships located in the metropolitan St. Louis, Missouri area. He is a director of Citizens National Bank and numerous community organizations including the Boys Club of St. Louis, the Urban League of Metropolitan St. Louis and the St. Louis Sports Commission.

Director Compensation

 Directors' Fees

   In 2000, we paid our non-employee directors: (1) an annual retainer of $26,500, (2) $1,000 for each board meeting attended, and (3) $1,000 for each committee meeting attended, except we paid the committee chair $1,200 for each committee meeting attended.

   Our non-employee directors are also entitled to receive additional fees for attending lengthy meetings. We did not pay any additional fees to our directors in 2000. We pay non-employee directors serving on our business opportunities committee $275 per hour for any additional efforts expended on committee matters outside of the meetings.

 Directors' Stock Option Plan

   As part of the reorganization, we assumed from Old RightCHOICE its non-employee directors' stock option plan that now provides option holders with stock options to purchase shares of our common stock. We anticipate that we will make future grants of options to our non-employee directors under the 2001 Stock Incentive Plan and not make any future grants under the Old RightCHOICE non-employee directors' stock option plan. We discuss the 2001 Stock Incentive Plan beginning on page 11.

   Under the Old RightCHOICE non-employee directors' stock option plan, each year Old RightCHOICE granted each non-employee director an option to purchase 1,000 shares of class A common stock and granted each newly elected non-employee director an option to purchase a pro-rated number of shares of class A common stock based upon the number of months until the next annual grant. The Old RightCHOICE non-employee directors' stock option plan provided that Old RightCHOICE could issue 60,000 shares of class A common stock under options granted under the plan.

   The exercise price for an option was the closing price of the class A common stock on the New York Stock Exchange on the date of grant. Each option expires ten years from the date of grant. In the event we experience a change of control, the committee which administers the Old RightCHOICE non-employee directors' stock option plan has the discretion to accelerate the vesting of options, require the cash-out of options, adjust the options to reflect the change of control, or deem the options to be exercisable for the consideration the recipient would have received if he or she exercised the options prior to the change of control.

 Directors' Deferred Compensation Plan

   Our non-employee directors may also elect to participate in our nonqualified deferred compensation plan. Under our plan, our non-employee directors may make an annual election to defer their committee fees and/or retainer fees. Our non-employee directors may invest these fees in various investment funds or in "units" of our common stock that are converted into shares of our common stock upon distribution.

Meetings

   During 2000, our board of directors held seven meetings, including regularly scheduled and special meetings. In 2000, all directors attended (including attendance by telephone conference) at least 75% of the meetings of our board of directors and the committees on which they served.

Board Committees

   Pursuant to our bylaws, our board of directors has established the following committees:

   Audit Committee. Our audit committee assists our board of directors to fulfill its responsibilities with respect to our internal control structure and financial reporting practices by reviewing the audited financial information provided to our stockholders and others, our system of internal controls that our management and board of directors have established, and the internal and external audit processes. Our audit committee is responsible for recommending the appointment of our independent auditors and reviewing the terms of their engagement, reviewing our policies and procedures with respect to internal auditing, corporate compliance, accounting and financial controls, and reviewing the scope and results of audits and any auditor recommendations.

   Our audit committee must consist of at least three directors. Membership on our audit committee is restricted to our directors who are independent of our management and are free from any relationship that in the opinion of our board of directors would interfere with the exercise of independent judgment as a member of the committee.

   The current members of our audit committee are William H. T. Bush, Chairman, Robert J. Kelley, Roger B. Porter, Ph.D., William J. Schicker and Gloria W. White. Our audit committee met three times in 2000. The report of our audit committee is on page 36 of this proxy statement.

   Compensation Committee. Our compensation committee has general responsibility for recommending to our board of directors the compensation and benefits of our executive officers, our directors and our committee members, except for the compensation committee. Our compensation committee also has the power and authority vested in our board of directors by any of our benefit plans.

   Membership on our compensation committee is restricted to directors who are not eligible for selection to participate, other than in a manner as to which our compensation committee has no discretion, in any of our compensation plans administered by our compensation committee, and who were not eligible to participate during the one year period prior to their appointment to the committee.

   The current members of our compensation committee are Earle H. Harbison, Jr., Chairman, William H.T. Bush, Roger B. Porter, Ph.D. and Gloria W. White. Our compensation committee met two times in 2000. The report of our compensation committee is on page 25 of this proxy statement.

   Nominating Committee. Our nominating committee makes recommendations to our board of directors for nominations to the board. Our nominating committee consists of William H.T. Bush, Chairman, Earle H. Harbison, Jr., Roger B. Porter, Ph.D. and Gloria W. White. Our nominating committee met two times in 2000. Membership on our nominating committee is limited to our independent directors as defined by our certificate of incorporation. Our bylaws do not provide that our nominating committee will consider nominees to our board of directors recommended by our stockholders. Our stockholders may, however, nominate candidates to our board of directors in accordance with the procedures set forth in our bylaws.

   Other Committees. Our board of directors also has established a finance and investment committee, a litigation committee and a business opportunities committee.

           Item 2--Proposal to Approve RightCHOICE Managed Care, Inc.
                           2001 Stock Incentive Plan

General

   Purpose. Our board of directors adopted the 2001 Stock Incentive Plan subject to approval by our stockholders. The 2001 Stock Incentive Plan provides for several different types of stock and stock-based awards.

   Our board of directors believes that a flexible, long-term, stock-based incentive plan such as the 2001 Stock Incentive Plan will enhance our ability to attract, retain and reward non-employee directors and members of management with exceptional talent and will provide our company with the ability to develop incentive programs which are responsive to the demands of the marketplace. Our board of directors also believes that the 2001 Stock Incentive Plan will support the execution of our company's business strategies, promote the achievement of our company's goals and align the interests of participants in the 2001 Stock Incentive Plan with the interests of our stockholders.

   The 2001 Stock Incentive Plan will essentially replace the RightCHOICE Managed Care, Inc. 1994 Stock Incentive Plan and the RightCHOICE Managed Care, Inc. Non-Employee Directors' Stock Option Plan. Although grants made under the 1994 Stock Incentive Plan and the Non-Employee Directors' Stock Option Plan will remain outstanding until exercised and/or forfeited, we do not anticipate making further grants under the 1994 Stock Incentive Plan or the Non-Employee Directors' Stock Option Plan, although we reserve the right to make additional grants.

   The summary of the 2001 Stock Incentive Plan set forth below is not complete and is qualified in its entirety by reference to the full text of the 2001 Stock Incentive Plan, which is attached to this proxy statement as Exhibit A.

   Administration. Our compensation committee or another committee designated by our board of directors that meets the requirements of the 2001 Stock Incentive Plan will administer the 2001 Stock Incentive Plan. The committee will determine, among other things:

  .  the individuals who will receive awards,

  .  the types of awards, and

  . the terms of awards, including, but not limited to, vesting schedules, grant price, length of relevant performance, restriction period, dividend rights, post-retirement and termination rights and payment alternatives.

   The committee may designate other persons to carry out its responsibilities under conditions and limitations as it may set, other than its authority with regard to awards granted to employees who are executive officers or directors of our company for purposes of Section 16 of the Securities Exchange Act of 1934.

   In the event of a change of control of our company (as defined in the 2001 Stock Incentive Plan):

  . all target performance standards will be deemed to have been attained, all restrictions will lapse and the time period for exercising, realizing or vesting of awards will be accelerated so that the awards may be immediately exercised, realized or vested in full, and

  . performance shares or performance units will be paid in cash, except that no award will be paid in cash if the payment would make a transaction involving our company ineligible for "pooling of interests" accounting.

   Shares Authorized. We may issue 1,000,000 shares of our common stock under the 2001 Stock Incentive Plan, plus any additional shares authorized by our stockholders in the future. All 1,000,000 of those shares may be issued in the form of incentive stock option awards or in the other forms described below. The shares issuable under the 2001 Stock Incentive Plan are subject to adjustments to reflect stock splits and dividends and certain other changes in the number or kind of outstanding shares. As of April 12, 2001, the closing sale price of a share of our common stock on the New York Stock Exchange was $35.57.

   Amendments. Our board of directors may alter, amend, suspend or discontinue the 2001 Stock Incentive Plan to the extent permitted by law, except that our board may not take any action that would adversely affect any right acquired under an award granted before the date of the alteration, amendment, suspension or discontinuance. Our board may take these actions without the approval of our stockholders but only if stockholder approval is not required by applicable law or regulation. Unless earlier terminated by our board of directors, the 2001 Stock Incentive Plan will terminate on April 30, 2011.

   Payment for Awards. The committee may determine that awards for which a payment is due from an award recipient may be payable: (1) in U.S. dollars by personal check, bank or money order payable to the order of our company, by money transfers or direct account debits, (2) through the delivery or deemed delivery based on attestation to the ownership of shares of our common stock held by the payor for at least six months, with a fair market value (as determined under the 2001 Stock Incentive Plan) equal to the total payment due,
(3) by a combination of the methods described in clauses (1) and (2) above, (4) in the case of a non-qualified stock option, by authorizing a third party to sell the shares of our common stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to our company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from the exercise, or (5) by any other methods as the committee may deem appropriate.

Participation of Employees

   All employees of our company, and all employees of any subsidiary of our company, will be eligible to receive awards under the 2001 Stock Incentive Plan. As of April 12, 2001, we had 1,583 employees, and our subsidiaries had 569 employees. The committee will have the sole discretion to select participants under the 2001 Stock Incentive Plan.

   A participant in the 2001 Stock Incentive Plan may, at the discretion of the committee, receive multiple grants of stock-based awards. The 2001 Stock Incentive Plan provides that the number of shares of our common stock underlying stock options and stock appreciation rights which the committee may grant during any calendar year to any covered employee, as defined in Section 162(m) of the Internal Revenue Code, may not exceed 500,000 shares. The 2001 Stock Incentive Plan also provides that the maximum aggregate payout with respect to performance shares and performance units granted during any calendar year to any covered employee may not exceed $5,000,000.

   The 2001 Stock Incentive Plan provides that the terms and provisions of one recipient's award need not be the same as any other recipient's award.

Types of Awards

   The 2001 Stock Incentive Plan authorizes any of the following type of awards on a stand alone, tandem or combination basis:

   Stock Options. The committee may grant both tax-qualified incentive stock options and non-qualified stock options under the 2001 Stock Incentive Plan. The committee will determine the exercise price per share of common stock subject to any stock option and the term of such stock option, except that tax-qualified incentive stock options may not have an exercise price less than the fair market value of our common stock on the date of grant.

   Options granted as incentive stock options must also meet requirements of the Internal Revenue Code. The Internal Revenue Code currently requires that the fair market value of shares with respect to which incentive stock options are first exercisable in any one year by any participant may not exceed $100,000.

   Each stock option grant may be exercised in whole, at any time, or in part, from time to time, after the grant becomes exercisable. If a participant exercises an incentive stock option at a time when it no longer qualifies as an incentive stock option, it will be treated as a non-qualified stock option.

   Stock Appreciation Rights. The committee may grant stock appreciation rights independently of any stock option or in tandem with all or any part of a stock option. Upon such terms and conditions as the committee may determine in its discretion, a stock appreciation right entitles a grantee to receive in cash the excess of the fair market value of a share of our common stock on the date the stock appreciation right is exercised over the fair market value of a share of our common stock on the date the stock appreciation right was granted.

   Other Stock-Based Awards. The committee may grant other types of awards of our common stock or awards of cash based, in whole or in part, by reference to our common stock. Other stock-based awards include, without limitation, restricted shares and share units, performance shares and share units and unrestricted stock grants.

   The committee will determine the time at which it will make grants of these other stock-based awards, the size of the awards and all other conditions of the awards, including any restrictions on transfer or other incidents of ownership, performance standards and the period in which to meet any standards, time of payment and vesting. The recipient may have the right to receive currently or on a deferred basis, as determined by the committee, dividends or their equivalent value in cash (or in a combination of both) with respect to any new or previously existing award.

   Performance Measures. The committee will choose the performance measures to be used for purposes of performance units or performance shares granted under the 2001 Stock Incentive Plan from among (1) income measures, (2) return measures, (3) cash flow return on investments, (4) gross revenues, (5) economic value created, and (6) share price. The committee will have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals, but the performance units and performance shares designed to qualify for the performance-based exception under Section 162(m) of the Internal Revenue Code which are held by a covered employee may not be adjusted in a manner that is inconsistent with Section 162(m) of the Internal Revenue Code. In the event applicable laws change to permit the committee to change the governing performance measure without obtaining stockholder approval, the committee will have discretion to make such changes without obtaining stockholder approval. In the event the committee determines that it is advisable to grant performance units and/or performance shares that do not qualify for the performance based exception under Section 162(m) of the Internal Revenue Code, the committee may make such grants without satisfying the requirements of Section 162(m) of the Internal Revenue Code and use any performance measures the committee may choose.

Participation of Non-Employee Directors

   On the first business day following each annual meeting of our stockholders (commencing with our 2001 annual meeting) each person elected, reelected or continuing as a non-employee director will automatically receive non-qualified stock options to purchase 1,000 shares of our common stock. The exercise price per share will be the closing sale price per share of our common stock on the New York Stock Exchange on the date of grant. These non-qualified stock options will become vested and exercisable on the earlier of (1) the first anniversary of the date of grant, or (2) the day immediately preceding the date of the next succeeding annual meeting. Except as otherwise specifically provided in the 2001 Stock Incentive Plan or in the award summary, each non-qualified stock option expires ten years after it is granted.

   Our board of directors may, at its discretion, issue additional non-qualified stock options to our non-employee directors as well as to our non-employee advisory directors and to non-employee directors and non-employee advisory directors of our subsidiaries.

Transferability of Awards

   In general, the recipient of an award granted under the 2001 Stock Incentive Plan may not assign or transfer the award except by will or by the laws of descent and distribution. Only the recipient or the recipient's guardian or legal representative may exercise an award during the recipient's lifetime.

   The committee, however, in its discretion may permit a recipient of a non-qualified stock option under the 2001 Stock Incentive Plan to transfer the option during his or her lifetime for no consideration (1) to or for the benefit of the recipient's immediate family (including a revocable trust for the benefit of the recipient's immediate family that qualifies as a grantor trust for federal income tax purposes or to a partnership or limited liability company all of whose members are members of the recipient's immediate family), or (2) to an intermediary that by written agreement is required to exercise the options on behalf of certain charitable organizations. Each transferee will be subject to any limits that the committee may establish and will remain subject to all the terms and conditions applicable to the option prior to the transfer. Any vesting period applicable to the transferred option would continue to be measured in terms of the recipient's employment by our company or its subsidiaries.

Federal Income Tax Consequences

   Incentive Stock Options. The grantee does not recognize income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, generally the grantee will not have any taxable income, although the difference between the fair market value of our common stock on the date of exercise and the exercise price of our common stock may be subject to alternative minimum tax. Upon selling the shares of our common stock received upon the exercise of an incentive stock option, any amount realized upon the sale that is in excess of the exercise price will be taxed to the grantee as a long-term capital gain and any loss sustained will be a long-term capital loss, provided that the grantee held the shares for the minimum holding period (two years from the date of grant and one year from the date of exercise), and our company will not be allowed a deduction for federal income tax purposes. If, however, the grantee disposes of shares of our common stock acquired upon the exercise of an incentive stock option prior to the expiration of the two years from grant/one year from exercise minimum holding period, generally the grantee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price for the shares, and our company will be entitled to a deduction for federal income tax purposes equal to the same amount. Any further gain or loss realized by the grantee will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by our company.

   Non-Qualified Stock Options. The grantee does not recognize income on the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the grantee will recognize ordinary income in an amount equal to the difference between the fair market value of our common stock on the date of exercise and the exercise price of our common stock. A subsequent sale of the shares will result in capital gain or loss, which will be long-term or short-term depending on how long the grantee held the shares before the disposition. Our company will be entitled to a deduction for federal income tax purposes equal to the compensation reported upon the exercise of the option.

   Stock Appreciation Rights. The grantee does not recognize income on the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the grantee recognizes ordinary income in an amount equal to the amount of cash received. Our company will be entitled to a deduction for federal income tax purposes equal to the compensation reported upon the exercise of the stock appreciation right.

   Restricted Stock Awards. Generally, restricted stock awards will not be taxed until restrictions lapse on all, or any portion, of the award. When any portion of a restricted stock award is released from restrictions, the fair market value of those shares on the date the restrictions lapse, less any amount paid for the stock by the recipient, will be included in the recipient's income for that year and will be taxed at ordinary income tax rates. The recipient's basis in the stock received will be equal to the fair market value of the stock at the time that restrictions lapse, and the holding period will begin on that date.

   A recipient may, however, elect to have the restricted stock treated as taxable income in the year granted. The recipient will be taxed at ordinary income tax rates on the fair market value of the restricted stock on the date of grant, less any amount paid for the stock by the recipient. Any future appreciation in value of those shares at the time they are sold will be taxed as capital gain, and any decline will be treated as a capital loss. If a recipient elects to be taxed in the year the restricted stock is granted, and the restricted stock is later forfeited before restrictions lapse, the income taxes paid are not recoverable. Our company will be entitled to a deduction for federal income tax purposes equal to the fair market value of the restricted shares, less any amount paid for the stock by the recipient, in the year the recipient recognizes ordinary income as a result of the restricted stock award.

   Other Stock-Based Awards. The federal income tax consequences of other stock based awards granted under the 2001 Stock Incentive Plan will vary based on the nature of the award.

New Plan Benefits

   With the exception of non-qualified stock options to purchase 1,000 shares of our common stock which we will grant to each person elected, reelected or continuing as a non-employee director of our company, we do not anticipate that we will grant any awards during 2001 under the 2001 Stock Incentive Plan. The benefits granted or credited to participants under the 1994 Stock Incentive Plan and under the Non-Employee Directors' Stock Option Plan during 2000 are shown in the table below. The 2001 Stock Incentive Plan, as described above, will essentially replace the 1994 Stock Incentive Plan and the Non-Employee Directors' Stock Option Plan.

                                                                     Number of
                                                                       shares
                                                                     underlying
      Name                                           Dollar value(1)  options
      ----                                           --------------- ----------
   John A. O'Rourke.................................   $  658,556      27,360
   Sandra A. Van Trease.............................   $  493,917      20,520
   Angela F. Braly..................................   $  411,597      17,100
   John J. Seidenfeld, M.D. ........................   $  276,589      11,491
   Michael Fulk.....................................   $  250,425      10,404
   All current executive officers as a group........   $3,595,481     149,850
   All current non-employee directors as a group....   $   80,975       5,000
   All non-executive officer employees as a group...   $3,805,082     158,084

--------
(1) Dollar value is calculated by determining the difference between the per share option exercise price and the last reported sale price of our common stock. This difference is then multiplied by the number of our shares of common stock underlying the options. As of April 12, 2001, the last reported sale price of our common stock was $35.57 per share.

Vote Required

   The affirmative vote of a majority of our shares of common stock present in person or represented by proxy at our annual meeting and entitled to vote on the 2001 Stock Incentive Plan is required to approve the 2001 Stock Incentive Plan. Dissenting votes give rise to no rights on the part of dissenters.

   Because our board of directors has approved the 2001 Stock Incentive Plan and recommends a vote for approval of the 2001 Stock Incentive Plan, the trustee will vote the shares of our common stock owned by The Missouri Foundation For Health and held in the voting trust in favor of the 2001 Stock Incentive Plan in accordance with the voting trust agreement. As a result, the 2001 Stock Incentive Plan will be approved by our stockholders at the annual meeting. We discuss the voting trust and divestiture agreement beginning on page 32.

Recommendation

   Our board of directors believes that the 2001 Stock Incentive Plan is in the best interests of our company and our stockholders and accordingly recommends that you vote FOR approval of the 2001 Stock Incentive Plan under Item 2 on the proxy card.

                  Executive Compensation and Other Information

Remuneration

   The following table summarizes all of the compensation we paid for the years ended December 31, 2000, 1999 and 1998 to our chief executive officer and our four most highly compensated executive officers.

   For purposes of the table, "salary" includes amounts each named executive elected to defer under our 401(k) plan, executive deferred compensation plan and Section 125 plan, commonly known as a cafeteria plan. Our 401(k) plan enables participants to voluntarily reduce their compensation up to the lesser of 15% of compensation or the maximum dollar amount allowed under the Internal Revenue Code. For purposes of the 401(k) plan, compensation is defined as compensation subject to federal income tax, plus elective deferrals under the 401(k) plan, the Section 125 plan and Section 132 arrangements, and excluding certain items specified in the 401(k) plan including, but not limited to, amounts deferred under the deferral compensation plan and gains from the exercise of stock options. Compensation is subject to maximum limits imposed under the Internal Revenue Code. We match 60% of the elective deferral contributions that do not exceed 5% of compensation, for a maximum matching contribution of 3% of the lesser of a participant's compensation or the maximum recognizable compensation under the Internal Revenue Code. The matching contribution, which is included under the column entitled "All Other Compensation," vests over a period of years and is 100% vested after five years of service. Our deferred compensation plan permits additional elective deferrals and additional matching contributions and restores benefits that we cannot contribute or provide because of limits imposed by the Internal Revenue Code.

                           Summary Compensation Table

                                       Annual Compensation                    Long-Term Compensation
                               ----------------------------------- ---------------------------------------------
                                                                          Awards                 Payouts
                                                                   --------------------- -----------------------
                                                                              Securities
                                                                                Under-
                                                                   Restricted   Lying
                                                      Other Annual   Stock     Options/   LTIP      All Other
 Name and Principal Position   Year  Salary  Bonus(1) Compensation  Award(s)   SARs(2)   Payouts Compensation(3)
 ---------------------------   ---- -------- -------- ------------ ---------- ---------- ------- ---------------
John A. O'Rourke(4)..........  2000 $520,000 $365,186   $     0       $ 0       27,360     $ 0      $ 34,192
Chairman and Chief             1999  400,000  284,460         0         0       26,558       0       145,538
Executive Officer              1998  375,000  228,552         0         0       34,080       0        53,784

Sandra A. Van Trease.........  2000 $345,000 $256,106   $     0       $ 0       20,520     $ 0      $ 28,152
Director, President, Chief     1999  300,000  209,930         0         0       21,246       0        27,384
Operating Officer and Chief    1998  258,333  156,195         0         0       20,292       0        19,552
Financial Officer

Angela F. Braly(5)...........  2000 $270,000 $184,883   $     0       $ 0       17,100     $ 0      $ 24,834
Executive Vice President,      1999  250,000  177,829         0         0       37,705       0         9,298
General Counsel and
Corporate Secretary

John J. Seidenfeld, M.D.(6)..  2000 $260,000 $165,239   $     0       $ 0       11,491     $ 0      $ 16,158
Senior Vice President and      1999  129,600   79,041         0         0        6,190       0        96,185
Chief Medical Officer

Michael Fulk(7)..............  2000 $235,000 $163,560   $     0       $ 0       10,404     $ 0      $ 15,150
Senior Vice President and      1999  217,300  150,201         0         0       11,615       0        14,595
Chief Marketing Officer        1998  205,000   91,193    30,000         0       24,730       0         8,400

--------
(1) Prior to November 30, 2000, Mr. O'Rourke also received compensation from Blue Cross and Blue Shield of Missouri for his services as President and Chief Executive Officer. The bonus for Mr. O'Rourke includes compensation paid under the Blue Cross and Blue Shield of Missouri Management Incentive Plan based upon (1) Blue Cross and Blue Shield of Missouri's overall corporate financial performance as measured by its operating profit/loss excluding investment income, extraordinary income/expense and taxes on income and (2) the attainment of certain individual performance goals. Of the amounts reported for Mr. O'Rourke, the Blue Cross and Blue Shield of Missouri Management Incentive Plan accounted for 47% of the amount of bonus paid for 2000, 50% of the amount of bonus paid for 1999 and 61% of the amount of bonus paid for 1998. Old RightCHOICE initially paid these amounts but received reimbursement from Blue Cross and Blue Shield of Missouri. For all other named executives the bonus consists of compensation paid under the Old RightCHOICE Incentive Plan as the result of the achievement of pre-defined individual performance goals and a pre-defined annual corporate operational target--net income less extraordinary charges.

(2) We have not granted any stock appreciation rights.

(3) Includes (1) reimbursed matching contributions that accrued during the year ended December 31, 2000, 1999 and 1998, respectively, for the accounts of the named executives under our 401(k) plan and our deferred compensation plan, (2) the value of term life insurance assigned to the named executives under split dollar universal life insurance policies we own, (3) earnings on amounts deferred under our deferred compensation plan, (4) an automobile lease arrangement or car allowance and (5) for Dr. Seidenfeld reimbursed relocation expenses associated with his move to St. Louis. In each case with respect to Mr. O'Rourke, Blue Cross and Blue Cross and Blue Shield of Missouri reimbursed Old

   RightCHOICE for amounts attributable to Mr. O'Rourke's service to Blue Cross and Blue Shield of Missouri prior to November 30, 2000. The matching contributions that accrued under our 401(k) plan and our deferred compensation plan were $26,546, $24,407 and $17,968 for 2000, 1999 and
   1998, respectively, for Mr. O'Rourke, $19,348, $13,686 and $9,425 for 2000,
   1999 and 1998, respectively, for Ms. Van Trease, $16,135 and $0 for 2000 and 1999, respectively, for Ms. Braly, $2,925 and $0 for 2000 and 1999, respectively, for Dr. Seidenfeld, and $4,800, $4,800 and $0 for 2000, 1999 and 1998, respectively, for Mr. Fulk. The value of the term life insurance attributable to us and our predecessors was $6,775, $5,226 and $1,662 for 2000, 1999 and 1998, respectively, for Mr. O'Rourke, $404, $293 and $198 for 2000, 1999 and 1998, respectively, for Ms. Van Trease, $299 and $186 for 2000 and 1999, respectively, for Ms. Braly, $871 and $459 for 2000 and 1999, respectively, for Dr. Seidenfeld, and $1,950, $1,395 and $0 for 2000, 1999 and 1998, respectively, for Mr. Fulk. Mr. O'Rourke, Ms. Van Trease, Ms. Braly, Dr. Seidenfeld and Mr. Fulk did not have any earnings on amounts deferred under the deferred compensation plan in 2000. The earnings on amounts deferred under the deferred compensation plan were $115,080 and $1,162 for 1999 and 1998, respectively, for Mr. O'Rourke, $5,005 and $1,529 for 1999 and 1998, respectively, for Ms. Van Trease, $712 for 1999 for Ms. Braly, $0 for 1999 for Dr. Seidenfeld, and $0 and $0 for 1999 and 1998, respectively, for Mr. Fulk. The value of the automobile lease arrangements or car allowances was $870, $870 and $2,450 for 2000, 1999 and 1998,
   respectively, for Mr. O'Rourke, $8,400, $8,400 and $8,400 for 2000, 1999
   and 1998, respectively, for Ms. Van Trease, $8,400 and $8,400 for 2000 and 1999, respectively, for Ms. Braly, $8,400 and $4,200 for 2000 and 1999, respectively, for Dr. Seidenfeld, and $8,400, $8,400 and $8,400 for 2000, 1999 and 1998, respectively for Mr. Fulk. Relocation expenses reimbursed to Dr. Seidenfeld in 2000 and 1999 were $3,962 and $91,526, respectively.

(4) Prior to November 30, 2000, Mr. O'Rourke also received compensation from Blue Cross and Blue Shield of Missouri for his services as President and Chief Executive Officer. Old RightCHOICE paid Mr. O'Rourke approximately 50% of the amount of salary reported in the table for Mr. O'Rourke in 1998 for serving as Blue Cross and Blue Shield of Missouri's President and Chief Executive Officer, and Blue Cross and Blue Shield of Missouri reimbursed Old RightCHOICE for this amount under an administrative services agreement.

(5) Ms. Braly joined Old RightCHOICE on January 1, 1999.

(6) Dr. Seidenfeld joined Old RightCHOICE on June 14, 1999.

(7) Mr. Fulk joined Old RightCHOICE on December 29, 1997 and received a signing bonus of $30,000.

Option Grants

   The following table sets forth information with respect to each of our named executives concerning grants of stock options for the year ended December 31, 2000.

   Old RightCHOICE granted the options reported in this table on January 1, 2000. As part of the reorganization, these options became options to purchase shares of our common stock. In the event we experience a change of control, the committee which administers the option plan has the discretion to accelerate the vesting of options, require the cash-out of options, adjust the options to reflect the change of control, or deem the options to be exercisable for the consideration which the recipient would have received had he or she exercised the options prior to the change of control.

   We determined the dollar value of the stock options as of January 1, 2000 using the Black-Scholes option pricing model based on the assumptions that (1) Old RightCHOICE granted the options on January 1, 2000, (2) the price for the shares of class A common stock underlying the options on the grant date was $11.50 per share, (3) the options are exercisable for ten years from the grant date, (4) the option exercise price is $11.50 per share, (5) the dividend yield is 0%, (6) the "risk free" interest rate is 6.45%, the yield on a United States government zero coupon bond having a ten-year maturity from the grant date, (7) the price volatilities for the shares of class A common stock underlying the options is 40.52%, and (8) the options have an expected term of ten years.

                       Option Grants in Last Fiscal Year

                                Individual Grants
                         -------------------------------
                            Number of        Percent
                           securities       of total     Exercise                  Grant date
                           underlying    options granted   price                    present
Name                     options granted  to employees   per share Expiration date   value
----                     --------------- --------------- --------- --------------- ----------
John A. O'Rourke........     27,360           8.9%        $11.50   January 1, 2010  $200,002
Sandra A. Van Trease....     20,520           6.7%        $11.50   January 1, 2010  $150,001
Angela F. Braly.........     17,100           5.6%        $11.50   January 1, 2010  $125,001
John J. Seidenfeld,
 M.D..                       11,491           3.7%        $11.50   January 1, 2010  $ 83,999
Michael Fulk............     10,404           3.4%        $11.50   January 1, 2010  $ 76,053

Option Exercises and Holdings

   The following table sets forth information with respect to each named executive concerning the exercise of options during 2000 and unexercised options held as of December 31, 2000.

   The last reported sale price of our common stock reported on the New York Stock Exchange on December 31, 2000 was $34.8125 per share. In the following table, we calculate value by determining the difference between $34.8125 and the option exercise price and multiplying the result by the number of shares of our common stock underlying the options. No options were exercised by the named executive officers in 2000.

                Aggregated Option Exercises in Last Fiscal Year
                      And December 31, 2000 Option Values

                              Number of Securities
                             Underlying Unexercised     Value of Unexercised
                                   Options at          In-the-Money Options at
                                December 31, 2000         December 31, 2000
                            ------------------------- -------------------------
Name                        Exercisable Unexercisable Exercisable Unexercisable
----                        ----------- ------------- ----------- -------------
John A. O'Rourke...........   64,332       56,425     $1,506,585   $1,336,708
Sandra A. Van Trease.......   58,038       41,448     $1,377,369   $  978,939
Angela F. Braly............   25,902       28,903     $  603,840   $  673,801
John J. Seidenfeld, M.D....    2,064       15,617     $   47,988   $  363,813
Michael Fulk...............   23,692       23,057     $  590,107   $  546,723

CEO Employment Agreement

   We have an employment agreement with John A. O'Rourke, our Chairman and Chief Executive Officer. The employment agreement provides that Mr. O'Rourke will serve as Chairman and Chief Executive Officer of our company until we terminate his employment or until he resigns. The agreement provides Mr. O'Rourke with a base salary of no less than $615,000, participation in our management incentive plan, eligibility in our other employee benefit plans and benefits provided in the same manner and to the same extent as our other senior executives.

   Mr. O'Rourke's employment agreement provides that he will receive severance benefits if our company terminates his employment for any reason other than cause, if he terminates his employment for good reason or if he terminates his employment for any reason during the one-year period beginning on the first anniversary of a change of control of our company and ending on the second anniversary of the change of control. Severance benefits will include payments equal to three times his annual base salary payable in 36 equal monthly installments, participation in our retiree medical plan, a pro-rated bonus for that portion of the year he is employed, amounts we generally pay for health, dental and vision insurance for 36 months, continued participation in our life insurance plan and outplacement services. Mr. O'Rourke also will be entitled to receive an additional "gross-up" amount necessary to compensate him for any excise taxes imposed under Section 4999 of the Internal Revenue Code.

   Mr. O'Rourke must have executed a complete release of all claims against our company except for claims against our company for amounts accrued but unpaid or for benefits under our employee benefit plans, prior to his receipt of any severance benefits. The employment agreement also contains a confidentiality agreement and a covenant not to compete and provides for reimbursement of legal fees and other fees and expenses incurred by Mr. O'Rourke to protect his benefits under the agreement.

   Prior to entering into his current employment agreement, our company and John A. O'Rourke were parties to an employment agreement which provided that Mr. O'Rourke would serve as Chairman and Chief Executive Officer of our company until we terminated his employment or until he resigned. Prior to completion of the reorganization, Mr. O'Rourke also served as President and Chief Executive Officer of Blue Cross and Blue Shield of Missouri under the agreement. The agreement provided Mr. O'Rourke with a base salary, eligibility in our employee benefit plans and other benefits provided in the same manner and to the same extent as our other senior executives.

   Mr. O'Rourke's employment agreement provided that he would receive severance benefits if our company involuntarily terminated his employment for any reason other than cause, disability or death or if he terminated his employment for good reason as defined in the agreement. Severance payments would have equaled three times his annual base salary payable in 36 substantially equal monthly installments plus an amount we generally paid for health, dental, vision and life insurance. Outplacement services were also provided.

   Mr. O'Rourke must have executed a complete waiver of all claims against our company, except for claims against our company to enforce the agreement, prior to his receipt of any severance benefits. Our company would have reduced any severance benefits to the extent necessary to ensure that these payments, when added to other benefits provided by our company, would not have constituted an "excess parachute payment" under the Internal Revenue Code.

The employment agreement also contained a confidentiality agreement, a covenant not to compete and a binding arbitration provision and provided for reimbursement of legal fees and other fees and expenses incurred by Mr. O'Rourke to protect his benefits under the agreement as well as payments for additional taxes incurred with respect to the reimbursement of fees and expenses.

Executive Severance Agreements

   We have entered into executive severance agreements with each of our senior vice presidents and senior executives. We have nine executive severance agreements in total, including executive severance agreements with Sandra A. Van Trease, Angela F. Braly, John J. Seidenfeld, M.D. and Michael Fulk. The executive severance agreements provide that an executive officer will receive severance benefits (1) if the executive officer's employment is terminated without cause within two years after we experience a change of control, or (2) if within two years following a change of control, the executive officer terminates his or her employment within three months of an event constituting good reason.

   The benefits include outplacement services and cash payments equal to the greater of (1) three times the executive officer's base pay plus an amount equal to the premiums for health, dental and vision insurance for 30 months, or
(2) two times the executive officer's annual compensation. If these amounts become payable, they will be reduced to the extent necessary so that they do not constitute "excess parachute payments" under the Internal Revenue Code. In the event of the death or disability of an executive officer, amounts payable are reduced by any benefits paid to the executive officer or the executive officer's representatives under the life insurance program or long-term disability plan we maintain.

   The executive severance agreements pay benefits in 24 monthly installments or 36 monthly installments, depending on the applicable multiple of base pay or annual compensation. If an executive officer finds other employment prior to the payment of the last monthly installment, the remaining severance benefit may be paid in a lump-sum, and benefits for outplacement services and insurance premiums will cease. Each executive severance agreement contains a confidentiality agreement, a covenant not to compete and a binding arbitration provision and provides for reimbursement of legal fees and other fees and expenses incurred by an executive officer to protect his or her benefits under the executive severance agreement as well as payments for additional taxes incurred with respect to the reimbursement of fees and expenses.

   Our senior vice presidents and senior executives entered into the executive severance agreements in March 2001. Prior to that time, we had executive severance agreements with our senior vice presidents and senior executives that were nearly identical to those described above except that they were with our predecessor, Old RightCHOICE, and provided for cash payments for life insurance premiums, in lieu of life insurance coverage, for 30 months in the event benefits became payable. The new executive severance agreements have a different definition of change of control than the prior executive severance agreements and also acknowledge that the reorganization was a change of control under the prior executive severance agreements and also constitutes a change of control under the new agreements.

Officer Severance Agreements

   We have entered into officer severance agreements with certain of our officers, including all of the individuals who have executive severance agreements. We have 27 officer severance agreements in total, including officer severance agreements with Sandra A. Van Trease, Angela F. Braly, John J. Seidenfeld, M.D. and Michael Fulk. The officer severance agreements provide for severance benefits to officers who have their employment involuntarily terminated for reasons other than cause, death or disability, or who voluntarily terminate their employment for proper reason, if the executive severance agreement benefits are not payable.

   Under the officer severance agreements, officers will receive a severance benefit equal to either one year's base pay, payable in 12 monthly installments, two years' base pay, payable in 24 monthly installments, or three years' base pay, payable in 36 monthly installments, depending upon the specific terms of each officer's agreement. If the officer finds other employment prior to the payment of the last monthly installment, we may pay the remaining severance benefit in a lump sum.

   In addition, we will provide, for up 12 months, amounts equal to health and dental insurance premiums and will provide outplacement services. We will reduce severance benefits to the extent necessary to ensure that these payments, when added to other benefits we provide, would not constitute "excess parachute payments" under the Internal Revenue Code.

   Each officer severance agreement contains a covenant not to compete and a confidentiality agreement. Officers are required to enter into a complete waiver of all claims against us prior to their receipt of any benefits under the officer severance agreement. In the event of the death or disability of an officer, amounts payable under the officer severance agreement are reduced by any benefits paid to the officer or his or her representatives under the life insurance programs or long-term disability plans we maintain.

   Our officers who have officer severance agreements entered into them in March and April 2001. Prior to that time, we had officer severance agreements with certain of our officers that were nearly identical to those described above except that they were with our predecessor, Old RightCHOICE, and provided for cash payments for life insurance premiums, in lieu of life insurance coverage, for 12 months in the event benefits became payable. The new officer severance agreements have a different definition of change of control than the prior officer severance agreements and also acknowledge that the reorganization was a change of control under the prior officer severance agreements and also constitutes a change of control under the new agreements.

Pension Plans

   Our eligible employees participate in a qualified defined benefit pension plan. Our employees become vested in the plan after accruing five years of credited service. Our pension plan provides for a normal retirement benefit payable in the form of a life annuity equal to 1% of final average earnings up to Social Security-covered compensation plus 1.5% of final average earnings in excess of Social Security-covered compensation, multiplied by years of credited service up to 30. Credited service for this purpose includes service with other organizations licensed by the Blue Cross Blue Shield Association, and our pension plan offsets its pension benefits by the pension benefits payable by these other organizations. Our pension plan pays normal retirement benefits once a participant reaches age 65.

   Our pension plan provides for subsidized early retirement benefits for employees who terminate their employment after having reached age 55 and completed five or more years of credited service. The pension plan increases the subsidies for participants who retire on or after attaining age 62 with 20 years or more of credited service. Employees with 20 or more years of service who retire between the ages of 55 and 61 may draw an unreduced benefit if they defer receipt of the payments until age 62. Those employees with 25 or more years of service may draw a benefit reduced by 4% per year for each year that benefits are drawn before age
62. Participants may elect to receive their pension benefits in the form of a joint and survivor annuity, a single life annuity, a ten-year certain life annuity or other optional forms.

   We also maintain a supplemental executive retirement plan for some of our executives, including the named executives. Our supplemental executive retirement plan provides for an annual retirement benefit equal to 2.5% of final average earnings, multiplied by years of service up to 20, offset by benefits provided under our pension plan and various other qualifying pension plans and annuities.

   The following table shows, based on various levels of final average earnings and years of credited service, the total estimated maximum annual benefits payable in the form of a single life annuity to hypothetical participants at normal retirement age (age 65) under our pension plan as supplemented by our supplemental executive retirement plan. The amounts listed in the table below are not subject to any reduction for Social Security benefits but are subject to offset by any pensions payable under the pension plans of other organizations licensed by the Blue Cross Blue Shield Association.

                  Estimated Annual Benefit for Representative
                           Years of Credited Service

 Final
Average
Earnings     5       10       15       20       25       30       35
--------  ------- -------- -------- -------- -------- -------- --------
$125,000  $15,625 $ 31,250 $ 46,875 $ 62,500 $ 62,500 $ 62,500 $ 62,500
$150,000  $18,750 $ 37,500 $ 56,250 $ 75,000 $ 75,000 $ 75,000 $ 75,000
$175,000  $21,875 $ 43,750 $ 65,625 $ 87,500 $ 87,500 $ 87,500 $ 87,500
$200,000  $25,000 $ 50,000 $ 75,000 $100,000 $100,000 $100,000 $100,000
$225,000  $28,125 $ 56,250 $ 84,375 $112,500 $112,500 $112,500 $112,500
$250,000  $31,250 $ 62,500 $ 93,750 $125,000 $125,000 $125,000 $125,000
$300,000  $37,500 $ 75,000 $112,500 $150,000 $150,000 $150,000 $150,000
$400,000  $50,000 $100,000 $150,000 $200,000 $200,000 $200,000 $200,000
$450,000  $56,250 $112,500 $168,750 $225,000 $225,000 $225,000 $225,000
$500,000  $62,500 $125,000 $187,500 $250,000 $250,000 $250,000 $250,000
$550,000  $68,750 $137,500 $206,250 $275,000 $275,000 $275,000 $275,000
$600,000  $75,000 $150,000 $225,000 $300,000 $300,000 $300,000 $300,000
$650,000  $81,250 $162,500 $243,750 $325,000 $325,000 $325,000 $325,000

   As of December 31, 2000, each of the named executives had the following years of service recognized under our pension plan and our supplemental executive retirement plan, respectively: Mr. O'Rourke, 5.5 years and 16 years (including Mr. O'Rourke's prior service at HealthLink), Ms. Van Trease, 6.5 years and 6.5 years, Ms. Braly, 2 years and 2 years, Dr. Seidenfeld, 2 years and 2 years and Mr. Fulk, 3 years and 3 years. Mr. O'Rourke and Ms. Van Trease each have a vested benefit in both our pension plan and our supplemental executive retirement plan.

   Compensation recognized under our pension plan generally includes a participant's compensation that is subject to federal income tax, including annual bonus compensation and payouts received under our long-term incentive plans, plus amounts deferred under our 401(k) plan, Section 125 plan and
Section 132 arrangements, subject to maximum limits on compensation imposed under the Internal Revenue Code. Our supplemental executive retirement plan recognizes the same compensation plus amounts deferred under our non-qualified deferred compensation plan but without the maximum limits.

   We calculate retirement benefits based upon the average of a participant's five highest consecutive years of compensation out of the most recent 10 years of credited service. Under this formula, the final average earnings under our supplemental executive retirement plan (before applying the maximum limits under the Internal Revenue Code) as of December 31, 2000 for each of our named executives who has a vested benefit in the plan are as follows: John A. O'Rourke, $525,165, Sandra A. Van Trease, $348,191. The final average earnings under our supplemental executive retirement plan (before applying the maximum limits under the Internal Revenue Code) as of December 31, 2000 for each of the named executives who do not have a vested benefit in the plan are as follows:
Angela F. Braly, $357,315, John J. Seidenfeld, M.D., $385,984 and Michael Fulk, $318,753.

   You can determine the estimated annual benefit for representative years of credited service by referring in the table to the level of final average earnings and the recognized years of service for each of the named executives.

Compensation Committee Report

   We perform the functions set forth on page 10. The following report describes our compensation policy and program applicable to our executive officers during 2000.

 Compensation Policy

   Our executive compensation policy has three basic goals: (1) to attract and retain qualified individuals who provide the skills and leadership necessary to enable our company to achieve both short-term and long-term financial, operational and strategic objectives, (2) to provide performance-based incentives that motivate our executive officers to achieve company and individual performance objectives, and (3) to create a mutuality of interest between our executive officers and stockholders through a compensation structure that directly links executive compensation and stockholder return.

   Our responsibilities include not only the design of the compensation policy but also periodic review of its fairness and competitiveness from a national and local perspective. Periodically, we engage the services of a national, independent consulting firm to provide competitive data and analysis of our executive compensation program primarily based upon the level and structure of compensation paid to similarly situated executive officers employed by comparable companies in the managed health care industry. We also consider the market conditions we gain knowledge of as a result of our recruiting efforts for executives. In 2000, an independent consultant provided information regarding compensation that we used together with our knowledge of market conditions and considerations regarding the performance of individuals in key executive positions in determining the executive officer compensation arrangements for 2000.

   We remained cognizant of the need to retain the existing management team that our board of directors substantially assembled beginning in 1997. We considered the significant efforts undertaken by executive management that have improved our financial performance and our relationships with state and federal regulators. We also recognized the legal and competitive challenges faced by our company in the short and long term and the desire to continue to enhance our company's growth and profitability in the future.

 Compensation Program and Components

   The principal components of the compensation program for executive officers in 2000 were (1) base salaries, (2) annual incentive bonuses, and (3) stock options. We designed the separate components to advance both the short-term and long-term interests of stockholders by tying a significant portion of our executives' compensation to our company's performance as described below. The following discussion summarizes each component of our executive compensation program and the review process we used in administering our compensation program.

   Base Salary. The base salaries of our executive officers, including the named executives, are reviewed annually. In establishing base salaries for 2000, we utilized the salary structure created in prior years based upon salary grades, salary midpoints and salary ranges and the study performed by the independent consultant. Management recommended the base salary levels for our executive officers, other than our Chief Executive Officer John A. O'Rourke, and we approved the levels based upon several factors, including: (1) a review of "salary medians" for each of the executive officers provided by the independent consultant based upon an analysis of the salary medians of similarly situated executives at the comparable companies, (2) market information made known to us in our recruiting efforts to fill certain key management positions, (3) individual performance and contributions, special assignments and responsibilities, levels of responsibility, prior experience and knowledge (and, for new hires, previous compensation levels and expected responsibilities with our company), and (4) challenges faced by our company in the short- and long-term.

   John O'Rourke, Chairman and Chief Executive Officer of our company and its predecessor, Old RightCHOICE, has served in that capacity since February 19, 1997. In addition, Mr. O'Rourke also served as the President of our company until December 6, 2000 and as the President and Chief Executive Officer of Blue Cross and Blue Shield of Missouri until it was merged into our company as part of the reorganization. Mr. O'Rourke had also previously served as the President and Chief Executive Officer of HealthLink which was acquired by our company in 1995. Mr. O'Rourke served both Old RightCHOICE and Blue Cross Blue Shield of Missouri pursuant to an employment agreement. In order to reflect Mr. O'Rourke's new position and responsibilities as Chairman and Chief Executive Officer of the combined organization following the reorganization, our board of directors, in consultation with this compensation committee and the independent consultant, authorized our company to enter into a new employment agreement with Mr. O'Rourke in April 2001. The new employment agreement is described on page 21. Both originally and under the new employment agreement, we established Mr. O'Rourke's base salary using the same methodology and criteria described in the preceding paragraph for our other executive officers.

   At the end of 1999 for implementation on January 1, 2000, we reviewed and adjusted Mr. O'Rourke's compensation to more closely match the compensation paid to the chairmen and chief executive officers of the comparable companies. In consideration of, among other things, the fact that Mr. O'Rourke's base salary was below the median of the chief executive officers of the comparable companies, Mr. O'Rourke's dual role as chief executive officer of both Old RightCHOICE and Blue Cross Blue Shield of Missouri and the considerable efforts required of Mr. O'Rourke to resolve many outstanding financial and legal challenges faced by Old RightCHOICE during 2000, we decided to increase Mr. O'Rourke's base salary by $120,000 to $520,000 effective January 1, 2000.

   Annual Incentive Bonus. We believe that annual bonus opportunities allow our company to motivate executive officers to achieve specific corporate goals that are of primary importance during a particular year. Our executive officers, including the named executives, were eligible to receive annual incentive bonus awards under the Old RightCHOICE Incentive Plan. The bonus levels under the Old RightCHOICE Incentive Plan were adjusted in 2000 to take into account such bonus levels, as a percentage of salary, paid by the comparable companies as determined by the independent consultant.

   Seventy-five percent of an executive's potential bonus under the Old RightCHOICE Incentive Plan was based upon our company's achievement of pre-determined operating income goals, and the remaining 25% of the executive's potential bonus under the Old RightCHOICE Incentive Plan was based upon his or her achievement of pre-determined individual goals. The portion of the Old RightCHOICE Incentive Plan bonus attributable to individual performance is payable only if the pre-determined operating income goal for our company is attained. Our company exceeded its net income goal for 2000, and, therefore, the senior executive officers who participated in the Old RightCHOICE Incentive Plan received a bonus for 2000.

   Mr. O'Rourke participated in the Old RightCHOICE Incentive Plan and the Blue Cross Blue Shield of Missouri Management Incentive Plan during 2000. The Blue Cross Blue Shield of Missouri Management Incentive Plan is similar to the Old RightCHOICE Incentive Plan except that the Old RightCHOICE Incentive Plan was only available to employees of our company and was based upon our company's net income excluding one-time charges such as relocation expenses, whereas the Blue Cross Blue Shield of Missouri Management Incentive Plan was available to employees of Blue Cross Blue Shield of Missouri and to employees of Old RightCHOICE who performed duties for Blue Cross Blue Shield of Missouri pursuant to the administrative services agreement described on page 31 and was based upon Blue Cross Blue Shield of Missouri's operating profit/loss excluding investment income, extraordinary income/expense and taxes on income. Our company's operating income for 2000 exceeded the 2000 Old RightCHOICE Incentive Plan target, and, therefore, Mr. O'Rourke received a bonus under the Old RightCHOICE Incentive Plan of $193,050. In addition, Mr. O'Rourke received a bonus of $172,136 in 2000 under the Blue Cross Blue Shield of Missouri Management Incentive Plan based upon Blue Cross Blue Shield of Missouri's overall corporate performance as measured by Blue Cross Blue Shield of Missouri's 2000 operating profit/loss excluding investment income, extraordinary income/expense and taxes on income and attaining certain individual performance goals.

   Stock Options. We believe that stock options provide executive officers the opportunity to acquire an equity interest in our company and to share in the appreciation of our stock's value thereby aligning their interests with those of our stockholders. Our executive officers, including the named executives, are eligible to receive stock option grants under the 1994 Stock Incentive Plan and, once approved by our stockholders, the 2001 Stock Incentive Plan.

   In establishing the appropriate proportion of total compensation to be provided by long-term incentives, and thus the number of shares to be covered by stock option grants, we typically used a percentage of the salary midpoint for particular executive levels as the principal determining factor. We determined individual grant sizes using the Black-Scholes pricing model and designed individual grant sizes to be comparable with the level of long-term incentive compensation provided by the comparable companies to similarly situated executive officers. In granting stock options, we also took into consideration each executive officer's position with our company and his or her overall performance and level of responsibility.

                             Compensation Committee

                     William H.T. Bush    Roger B. Porter, Ph.D.
                     Earle H. Harbison, Jr.
                                          Gloria W. White

Compensation Committee Interlocks and Insider Participation

   The members of our compensation committee are William H.T. Bush, Earle H. Harbison, Jr., Roger B. Porter, Ph.D. and Gloria W. White. During 2000, no member of our compensation committee was an officer or employee of our company or any of its subsidiaries, and no member of our compensation committee was formerly an officer of our company or any of its subsidiaries. In addition, none of our executive officers served as a director or member of the compensation committee of another company one of whose executive officers served as one of our directors or on our compensation committee.

                              Company Performance

   The following performance graph shows for the period from December 29, 1995 through December 29, 2000 a comparison of cumulative total returns for our company, the Standard & Poor's 500 Stock Index, an index of companies we selected and the Morgan Stanley Healthcare Payor Index.

   The cumulative total return on investment for our company, the Standard & Poor's 500 Stock Index, the index of peer companies and the Morgan Stanley Healthcare Payor Index is based on our stock price or each index at December 29, 1995. The performance graph assumes that the value of an investment in our common stock and each index was $100 at December 29, 1995 and that all dividends were reinvested. The information presented in the performance graph is historical in nature and is not intended to represent or guarantee future returns.

   Companies in the peer group index include Coventry Health Care, Inc., Humana, Inc., Mid-Atlantic Medical Services, Inc., Oxford Health Plans, Inc., UnitedHealth Group, Inc., American Medical Security Group, Inc. (formerly United Wisconsin Services, Inc.) and Wellpoint Health Networks, Inc. We believe that the peer group index provides a representative group of companies in the managed health care industry.

   Companies in the Morgan Stanley Healthcare Payor Index include Coventry Health Care, Inc., Humana, Inc., Mid-Atlantic Medical Services, Inc. Oxford Health Plans, Inc., UnitedHealth Group, Inc., Wellpoint Health Networks, Inc., Aetna, Inc., Cigna Corp., First Health Group, Health Net, Inc., Pacificare Health Systems, Inc. and Trigon Healthcare, Inc. We are presenting the Morgan Stanley Healthcare Payor Index for the first time in this proxy statement because we believe it provides a broader group of companies in the managed health care industry than the peer group index described above that we have used in previous years. We anticipate that the Morgan Stanley Healthcare Payor Index will replace the peer group index in the future.

[GRAPH APPEARS HERE]


              December 29, December 31,  December 31, December 31,  December 31, December 29,
                  1995       1996          1997          1998          1999          2000
RightCHOICE       100       81.73         74.04         88.46         88.46         267.78
S&P 500           100      122.96        163.98        210.85        255.21         231.98
Peer Group Index  100       80.92         74.82         78.58         71.70         158.83
Morgan Stanley
Healthcare Payor
Index             100       87.07         90.34         96.14         85.67         185.43

                         Ownership of Our Common Stock

   The following tables set forth as of December 31, 2000 information regarding the beneficial ownership of our common stock by our directors and our named executives, by our directors and executive officers as a group and by The Missouri Foundation For Health. The Foundation is the only stockholder we know to own 5% or more of our outstanding shares of common stock. The information set forth below has been furnished to us by the respective named stockholders.

   Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. In general, these rules attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes, among other things, securities that an individual has the right to acquire within 60 days. Unless otherwise indicated, the persons identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations for any individual listed below are based on 18,678,503 shares of our common stock outstanding as of December 31, 2000 plus all shares of our common stock which the individual may acquire beneficial ownership of pursuant to stock options that are exercisable or that will become exercisable within 60 days thereof.

Ownership by Management

                                                                 Percentage of
                                  Number of    Number of shares     shares
  Name                           shares owned underlying options  outstanding
  ----                           ------------ ------------------ -------------
John A. O'Rourke................     6,000          93,665              *
Sandra A. Van Trease............     4,066(1)       78,724              *
Angela F. Braly.................         0          37,504              *
Michael Fulk....................         0          35,942              *
John J. Seidenfeld, M.D.........         0           5,895              *
William H.T. Bush...............     1,000           6,000              *
Earle H. Harbison, Jr...........     1,500           6,000              *
Robert J. Kelley................         0               0              *
Roger B. Porter, Ph.D...........         0           6,000              *
William J. Schicker.............     1,005               0              *
Gloria W. White.................        35           5,667              *
All directors and executive
 officers as a group (22
 persons).......................    20,716(2)      483,175            2.6%

--------
*  Less than 1%.

(1) Includes 1,266 shares that Ms. Van Trease beneficially owns through our 401(k) plan.

(2) Includes 2,345 shares that all directors and executive officers as a group beneficially own through our 401(k) plan.

Ownership by the Foundation

   The following table sets forth information as of December 31, 2000 regarding the beneficial ownership of our common stock by The Missouri Foundation For Health.

                                                  Number of     Percentage of
   Name and Address                             shares owned  shares outstanding
   ----------------                             ------------- ------------------
The Missouri Foundation For Health............. 14,962,500(1)       80.1%
211 North Broadway, 22nd Floor
St. Louis, Missouri 63102

--------
*  Less than 1 percent.

(1) As of December 31, 2000, Wilmington Trust Company held 14,029,536 of the shares as trustee of the voting trust pursuant to the voting trust and divestiture agreement. Under the voting trust and divestiture agreement, our board of directors will direct the trustee how to vote these shares, except that The Missouri Foundation For Health will direct the trustee how to vote the shares in the case of a proposed business combination transaction involving our company in which our then existing stockholders would own less than a majority of the shares of the resulting company. The voting trust terminates when The Missouri Foundation For Health owns less than 5% of our issued and outstanding shares of capital stock. Under the voting trust and divestiture agreement, Wilmington Trust Company may be deemed to share voting power with The Missouri Foundation For Health over the shares held in the voting trust and, therefore, may be deemed a beneficial owner of those shares. Wilmington Trust Company's address is 1100 North Market Street, Wilmington, DE 19890-0001. We discuss the terms of the voting trust and divestiture agreement beginning on page 32.

                           Related Party Transactions

Pre-Reorganization Transactions

 Settlement and Reorganization Agreement

   Old RightCHOICE and Blue Cross and Blue Shield of Missouri entered into a settlement agreement with the Missouri Attorney General and the Missouri Department of Insurance which ultimately settled the lawsuits relating to allegations by the Missouri Attorney General and the Missouri Department of Insurance that Blue Cross and Blue Shield of Missouri's operation of Old RightCHOICE since 1994 violated the non-profit purposes of Blue Cross and Blue Shield of Missouri. The settlement agreement became effective on November 30, 2000 upon completion of the reorganization.

 Administrative Services Agreement

   Prior to the reorganization, Old RightCHOICE and Blue Cross and Blue Shield of Missouri were parties to an administrative services agreement pursuant to which (1) upon Blue Cross and Blue Shield of Missouri's request, Old RightCHOICE performed functions necessary or appropriate for Blue Cross and Blue Shield of Missouri to continue to offer its products and conduct its other businesses, and (2) upon Old RightCHOICE's request, Blue Cross and Blue Shield of Missouri performed functions as necessary or appropriate to enable Old RightCHOICE to offer its products and conduct its other business. In addition, under the administrative services agreement, Old RightCHOICE and Blue Cross and Blue Shield of Missouri granted to each other a nonexclusive license to use certain software programs and procedures and agreed on a formula by which they would pay the cost of services rendered to the other.

   The administrative services agreement also provided that: (1) the chief executive officer of Blue Cross and Blue Shield of Missouri could serve Old RightCHOICE in that capacity, (2) Old RightCHOICE would pay the chief executive officer his total compensation, and (3) Blue Cross and Blue Shield of Missouri would reimburse Old RightCHOICE for the portion of the chief executive officer's total compensation, as may be agreed, for time spent on Blue Cross and Blue Shield of Missouri's affairs. Finally, under the administrative services agreement, Old RightCHOICE and Blue Cross and Blue Shield of Missouri agreed that Blue Cross and Blue Shield of Missouri would reimburse Old RightCHOICE for compensation paid to Old RightCHOICE employees for services rendered to Blue Cross and Blue Shield of Missouri. Under the administrative services agreement, Old RightCHOICE received from Blue Cross and Blue Shield of Missouri $15.2 million in 1998, $16.6 million in 1999 and $17.1 million in 2000 until the time of the reorganization.

 Tax Allocation Agreements

   Prior to the reorganization, Old RightCHOICE and Blue Cross and Blue Shield of Missouri were parties to tax allocation agreements pursuant to which Old RightCHOICE and Blue Cross and Blue Shield of Missouri elected to file consolidated federal and Missouri state income tax returns. The tax allocation agreements provided that Old RightCHOICE would calculate the federal or Missouri state income tax liability for itself and its subsidiaries as if it were a single taxpayer for federal and Missouri state income tax purposes. If Old RightCHOICE was subject to federal or Missouri state income tax liability as a result of such calculation, it would pay the liability to Blue Cross and Blue Shield of Missouri. If Old RightCHOICE was entitled to a refund of federal income tax as a result of such calculation, Old RightCHOICE would receive the refund from Blue Cross and Blue Shield of Missouri. If Old RightCHOICE was entitled to a refund of Missouri state income tax as a result of such calculation, Old RightCHOICE would not receive that refund until it was eligible to utilize the loss on a stand alone basis.

   The federal tax allocation agreement also provided for: (1) an allocation of liability between Old RightCHOICE and Blue Cross and Blue Shield of Missouri for adjustments in income tax liabilities of Blue Cross and Blue Shield of Missouri for periods prior to August 2, 1994, (2) an allocation of liability between Old RightCHOICE and Blue Cross and Blue Shield of Missouri for adjustments in federal income tax liabilities arising out of consolidated federal income tax returns filed by Blue Cross and Blue Shield of Missouri for periods after August 2, 1994, and (3) for the utilization of the tax reserve transferred by Blue Cross and Blue Shield of Missouri to Old RightCHOICE in August 1994. Old RightCHOICE made payments to Blue Cross and Blue Shield of Missouri of $842, $7,730 and $15,413 in 1998, 1999 and 2000, respectively, under the federal and state tax allocation agreement.

 Lease Agreement

   Prior to the reorganization, Old RightCHOICE and a subsidiary of Blue Cross and Blue Shield of Missouri were parties to a lease agreement pursuant to which Old RightCHOICE leased office space, including its headquarters, and parking space from the subsidiary. The rent paid by Old RightCHOICE during 1998, 1999 and 2000 was approximately $4.2 million, $5.0 million and $4.5 million, respectively.

Transactions with The Missouri Foundation For Health

   In connection with our reorganization, we entered into a voting trust and divestiture agreement, a registration rights agreement and an indemnification agreement with The Missouri Foundation For Health. We describe each of these agreements below.

 Voting Trust and Divestiture Agreement

   As part of our reorganization, we entered into license agreements with the Blue Cross Blue Shield Association to use the Blue Cross and Blue Shield names and service marks. The Blue Cross Blue Shield Association requires us to impose limitations on the ownership of our stock in order to maintain our independence from the control of any single stockholder or group of stockholders.

   The Missouri Foundation For Health's ownership of approximately 80% of our outstanding shares of common stock following the reorganization would ordinarily exceed the ownership limitations required by the Blue Cross Blue Shield Association. The Blue Cross Blue Shield Association agreed to waive the ownership limitations for the Foundation provided the Foundation agreed to the terms of the voting trust and divestiture agreement described below.

   Under the voting trust and divestiture agreement:

  . 14,029,536 of the Foundation's shares of our common stock, which equaled approximately 75% of all of the outstanding shares of our common stock as of November 30, 2000, were deposited into a voting trust. These shares remain subject to the voting trust until the Foundation sells them or the trust terminates. The remaining 932,964 shares of our common stock owned by the Foundation are not subject to the voting trust.

  . The trustee of the voting trust will vote our shares of common stock owned by the Foundation which are held in the voting trust as directed by our board of directors on all matters presented to our stockholders for a vote, except that the Foundation will decide how to vote these shares on a merger or similar business combination proposal which, if consummated, would result in our then existing stockholders owning less than 50.1% of the resulting company. The Foundation also may not nominate any persons to our board of directors.

  . The Foundation must sell the shares deposited in the voting trust so that it:

   --owns less than 50% of our outstanding shares of common stock by November 30, 2003, subject to a possible one-year extension, and

   --owns less than 20% of our outstanding shares of common stock by November 30, 2005, subject to a possible two-year extension.

   These divestiture deadlines are subject to further possible extensions under various circumstances described in the voting trust and divestiture agreement with the approval of the Blue Cross Blue Shield Association.

  . The Foundation may dispose of our shares only in a manner that would not violate the ownership requirements contained in our certificate of incorporation and the other agreements we have with the Foundation (described below). The Foundation also may not acquire beneficial ownership of any more of our shares, unless it receives the shares in a stock split or other similar transaction.

  . If the Foundation fails to meet a divestiture deadline, we are entitled to arrange for the sale of our shares that the Foundation failed to sell and pay the proceeds received in the sale to the Foundation, after deducting any expenses incurred by us. Until sold, the trustee of the voting trust will vote these shares as described above, except that, on any change of control proposal approved by our board of directors and submitted to our stockholders for approval, the trustee will vote these shares in the exact proportion our stockholders vote all shares of our common stock not held in the voting trust.

  . If we declare and pay dividends on shares of our common stock, the Foundation will receive all cash dividends paid on shares held in the voting trust, after the trustee deducts its fees and expenses. Any stock dividends paid on our shares of common stock held in the voting trust will be subject to the voting trust as if originally deposited in the voting trust.

  . The Foundation may not solicit or encourage inquiries or proposals with respect to, or provide any confidential information to or have any discussions, meetings or other communications with, a person relating to a merger, tender offer or other business combination, involving our company. The Foundation, however, may have discussions with the counter-party to a business combination transaction after our board of directors submits the transaction to our stockholders for approval and may have discussions with any person or entity concerning the sale of our common stock as permitted by the voting trust and divestiture agreement and the registration rights agreement.

  . For so long as the Foundation owns at least 20% of the outstanding shares of our common stock, we must consult with the Foundation before soliciting, or upon receiving, a business combination proposal in which our then existing stockholders would own less than a majority of the outstanding shares of the resulting entity if the proposal were consummated.

  . The voting trust terminates when the Foundation owns less than 5% of our issued and outstanding shares of capital stock.

 Registration Rights Agreement

   The registration rights agreement gives The Missouri Foundation For Health the right to require us to register with the Securities and Exchange Commission the sale of the Foundation's shares of our common stock so the Foundation may satisfy the divestiture deadlines contained in the voting trust and divestiture agreement without having to solely rely on private or other nonregistered sales.

   Under the registration rights agreement:

  . We will register with the Securities and Exchange Commission the Foundation's shares of our common stock for sale to the public when requested by the Foundation, or when we register shares of our common stock for a public offering and the Foundation requests that its shares be included in the registration. There are limits on our obligation to register the Foundation's shares in order to minimize the disruptive effect of these registrations on us and the market for our common stock.

  . We have the option, subject to various conditions, to purchase the Foundation's shares of our common stock at a price based upon the market value of our stock at the time of purchase:

   --on an ongoing basis after the Foundation owns less than 50% of our outstanding shares, or

   --whenever the Foundation exercises its demand registration rights.

  . We have a right of first refusal to purchase the Foundation's shares of our common stock at the price agreed to between the Foundation and a qualified investor whenever the Foundation desires to sell the shares in a private transaction to the qualified investor.

  . The Foundation may not sell any shares of our common stock that it owns pursuant to Rule 144 under the Securities Act until it has received at least $50 million from the sale of our common stock to purchasers that are not its affiliates. Any sales pursuant to Rule 144 must comply with our certificate of incorporation, the registration rights agreement and the voting trust and divestiture agreement. Under Rule 144, the amount of stock that a party can sell in any three month period is limited, and the party can sell the stock only in specified unsolicited broker transactions or transactions with a market maker.

  . We will pay all registration expenses in connection with a demand registration or a piggy-back registration by the Foundation, except for the Foundation's legal fees, any underwriting discounts or commissions or transfer taxes.

  . The Foundation will, if required by us, sell some of our shares it owns in an underwritten public offering within six months after the reorganization if we and the Foundation agree on the number of shares the Foundation will sell and the other terms of the offering, and we may also offer shares in that offering. Otherwise, we have agreed not to file a registration statement for the sale of shares by us until May 30, 2001 without the consent of the Foundation. On March 28, 2001, we filed a registration statement with the Securities and Exchange Commission for an underwritten offering of 3.5 million shares of our common stock. Of these shares, 750,000 are being offered by us, and 2,750,000 are being offered by the Foundation. The Foundation will grant to the underwriters an option to purchase up to 525,000 additional shares to cover over-allotments incurred in connection with the offering. The offering is being made at our request pursuant to this provision. This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of common stock.

 Indemnification Agreement

   The Missouri Foundation For Health agreed in the indemnification agreement to indemnify us and our affiliates from any income tax liabilities that we or they may incur as a result of the reorganization. The Foundation also agreed to indemnify us and our subsidiaries and affiliates and our officers, directors, agents, employees and independent contractors against claims both arising out of or related to:

  . either the reorganization or the events that gave rise to the litigation between Blue Cross and Blue Shield of Missouri and the State of Missouri, and

  . either Blue Cross and Blue Shield of Missouri's status as a mutual benefit or public benefit corporation under Missouri law or the ownership or rights to the assets, surplus or equity of Blue Cross and Blue Shield of Missouri or any subsidiary or affiliate of Blue Cross and Blue Shield of Missouri.

   The Foundation is not obligated to provide indemnification to us and the other indemnified parties on account of any conduct that a court finally adjudges to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

   In connection with the reorganization, we agreed to keep in place for a period of six years the directors' and officers' liability insurance maintained by Blue Cross and Blue Shield of Missouri and Old RightCHOICE, or comparable substitutes acceptable to the Foundation. Under the indemnification agreement, the Foundation must reimburse us promptly upon request for the premiums we pay to maintain in effect the required insurance related to Blue Cross and Blue Shield of Missouri. If we fail to maintain the insurance policies as required, the Foundation will not be obligated to indemnify against losses that the insurance policies would have otherwise covered.

   The indemnification agreement requires that the Foundation must maintain a net worth of not less than $85,136,625 for six years following the filing by Blue Cross and Blue Shield of Missouri of its federal income tax return for the year 2000.

   The indemnification agreement lasts for as long as the applicable statutes of limitation related to matters for which the Foundation has agreed to provide indemnification last. Until the indemnification agreement terminates, the Foundation must maintain its status as a tax-exempt organization under Section 501(c)(4) of the Internal Revenue Code and may not take any action, or refrain from taking any action, that would cause it to qualify as a "private foundation" as defined under Section 509(a) of the Internal Revenue Code.

                             Audit Committee Report

   In accordance with our written charter adopted by our board of directors, which is attached to this proxy statement as Exhibit B, we, as the audit committee, assist our board in fulfilling its oversight responsibilities by reviewing the audit process, the financial information which is provided to stockholders and others and the systems of internal controls which management has established. During 2000, we, as the audit committee, had at least three outside directors, each of whom is independent as defined in the rules of the New York Stock Exchange.

   Following the end of the 2000 fiscal year, we reviewed and discussed the audited financial statements with management. We also discussed with PricewaterhouseCoopers LLP, our company's independent auditors, the matters required to be discussed by Statement on Audit Standards No. 61 (Communication with Audit Committees). We also received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PricewaterhouseCoopers LLP matters relating to its independence.

   Based upon the review and discussions, we recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000.

                                Audit Committee

            William H.T. Bush, Chairman             William J. Schicker
            Roger B. Porter, Ph.D.                  Gloria W. White

                              Independent Auditors

   PricewaterhouseCoopers LLP served as our independent accountants for the year ended December 31, 2000. We have selected PricewaterhouseCoopers LLP to serve in the same capacity for the current year. We expect that a representative of PricewaterhouseCoopers LLP will be at the annual meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Audit and Related Fees

 Audit Fees

   PricewaterhouseCoopers LLP billed us $259,546 in the aggregate for professional services rendered for the audit of our annual financial statements for fiscal year 2000 and the review of the financial statements included in our quarterly reports on Form 10-Q for fiscal year 2000.

 Financial Information Design and Implementation Fees

   PricewaterhouseCoopers LLP billed us $111,614 in the aggregate for financial information design and implementation fees. The audit committee has determined that the provision of these services is compatible with maintaining PricewaterhouseCoopers LLP's independence.

 All Other Fees

   PricewaterhouseCoopers LLP billed us $1,632,908 in the aggregate for all other fees. The audit committee has determined that the provision of these services is compatible with maintaining PricewaterhouseCoopers LLP's independence.

            Section 16(a) Beneficial Ownership Reporting Compliance

   To our knowledge, based solely on review of the Forms 3, 4 and 5 furnished to our company and written representations that no other reports were required during the year ended December 31, 2000, our directors, executive officers and greater than 10% stockholders complied with applicable Section 16(a) filing requirements, except that William J. Schicker filed late an Initial Statement of Beneficial Ownership of Securities on Form 3 related to his service as a director of Old RightCHOICE.

                           Annual Report on Form 10-K

   We filed our Annual Report on Form 10-K, which contains our audited financial statements for the year ended December 31, 2000, with the Securities and Exchange Commission on March 28, 2001. Upon written request, we will provide you without charge a copy of our Form 10-K for the year ended December 31, 2000. Requests should be directed to Investor Relations Department, RightCHOICE Managed Care, Inc., 1831 Chestnut Street, St. Louis, Missouri 63103.

                 Stockholder Proposals for 2002 Annual Meeting

   We anticipate that our 2002 annual meeting of stockholders will be held on June 14, 2002. If any stockholder intends to submit a proposal for inclusion in the proxy statement and form of proxy we will deliver for the 2002 annual meeting, the proposal must meet the requirements in Rule 14a-8 under the Securities Exchange Act of 1934, and our corporate secretary must receive it no later than December 24, 2001. For proposals submitted other than pursuant to Rule 14a-8, under our bylaws, other proposals that are not included in the proxy statement for the 2002 annual meeting will be considered untimely and will not be considered at that meeting unless they are received by our corporate secretary no sooner than March 10, 2002 and no later than April 9, 2002. If a proposal not included in the proxy statement for our 2002 annual meeting is otherwise timely received by our corporate secretary for submission at the 2002 annual meeting, our company's proxy holders will be permitted to use their discretionary voting authority to vote on the proposal when and if the proposal is raised at our 2002 annual meeting.

                                          By Order of the Board of Directors

                                          /s/ Angela F. Braly
                                          Angela F. Braly
                                          Corporate Secretary

April 23, 2001
St. Louis, Missouri

                                                                       EXHIBIT A

                         RIGHTCHOICE MANAGED CARE, INC.

                           2001 STOCK INCENTIVE PLAN

1. Purpose

   The purpose of the RightCHOICE Managed Care, Inc. 2001 Stock Incentive Plan is to provide incentives and rewards for Employees and non-Employee Directors of the Corporation and its Subsidiaries (i) to support the execution of the Corporation's business strategies and the achievement of its goals, (ii) to associate the interests of Employees and non-Employee Directors with those of the Corporation's stockholders, and (iii) to help provide a competitive compensation program that will enable the Corporation to attract and retain the highest quality Employees and non-Employee Directors.

2. Definitions

   (a) "Award" includes, without limitation, stock options (including incentive stock options under Section 422 of the Code), stock appreciation rights, performance share or unit awards, dividend or equivalent rights, stock awards, restricted share or unit awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Corporation's Common Stock ("other Common Stock-based Awards"), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

   (b) "Award Summary" means a written summary setting forth the terms and conditions of each Award made under this Plan.

   (c) "Board" means the Board of Directors of the Corporation.

   (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

   (e) "Committee" means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan; provided, however, that no person may serve on the Committee who would not be considered (i) a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act, and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

   (f) "Common Stock" means the common stock, $0.01 par value per share of the Corporation.

   (g) "Corporation" means RightCHOICE Managed Care, Inc., a Delaware corporation.

   (h) "Director" means a non-Employee director of the Corporation. For purposes of Section 7(b) only, the term "Director" may, at the discretion of the Board, include non-Employee advisory directors of the Corporation and non-Employee directors and non-Employee advisory directors of a Subsidiary.

   (i) "Employee" means an employee of the Corporation or a Subsidiary.

   (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   (k) "Fair Market Value" means the most recent per share closing price on the New York Stock Exchange as reported in the Wall Street Journal or, if not traded on the New York Stock Exchange, then the most recent closing price reported on the primary exchange or trading system on which shares of Common Stock are traded.

   (l) "Participant" means an Employee who has been granted an Award under this Plan.

   (m) "Plan" means this RightCHOICE Managed Care, Inc. 2001 Stock Incentive
Plan.

   (n) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of 50% or more by reason of stock ownership or otherwise.

3. Eligibility

   Awards may be granted from time to time to Employees as determined by the Committee in its discretion. Awards consisting of non-qualified stock options shall be granted to Directors in accordance with Section 7 hereof.

4. Plan Administration

   (a) This Plan shall be administered by the Committee. The Committee shall periodically make determinations with respect to the participation of Employees and Directors in this Plan and, except as otherwise required by law or this Plan, the grant terms of Awards including vesting schedules, price, length of relevant performance, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Committee deems appropriate.

   (b) The Committee shall have authority to interpret and construe the provisions of this Plan and the Award Summaries and make determinations pursuant to any Plan provision or Award Summary which shall be final and binding on all persons. The Committee may correct any defect, supply any omission or reconcile any inconsistency in any agreement relating to an Award in this manner and to the extent it shall deem expedient to carry it into effect. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation and Bylaws, as they may be amended from time to time.

   (c) The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, other than its determinations with respect to the Awards granted to Employees who are officers and directors of the Corporation for purposes of Section 16 of the Exchange Act.

5. Stock Subject to Provisions of Plan

   (a) The stock subject to the provisions of this Plan may be authorized but unissued or reacquired or treasury shares of Common Stock. Subject to adjustment in accordance with the provisions of Section 11 hereof, and subject to Section 5(c) hereof, the total number of shares of Common Stock available for grants of Awards under this Plan shall be 1,000,000 shares, plus any additional shares of Common Stock authorized by the stockholders of the Corporation.

   (b) The exercise of an option shall reduce proportionately the amount of shares subject to the option. The exercise of an option or a stock appreciation right granted in tandem therewith shall reduce proportionately the amount of shares subject to the option or the stock appreciation right and any shares ceasing to be subject to the related option or stock appreciation right because of such reduction shall not increase the number of shares of Common Stock available for future Awards granted under this Plan. The grant of a performance or restricted share unit Award shall be deemed to be equal to the maximum number of shares which may be issued under that Award. Awards payable solely in cash will not reduce the number of shares available for Awards granted under this Plan.

   (c) There shall be carried forward and be available for Awards under this Plan, all of the following: (i) shares represented by Awards which are forfeited, surrendered, terminated, settled in cash or expire unexercised; and
(ii) the difference between the maximum number of shares set aside for an Award and the number of shares actually issued pursuant to such Award.

   (d) The maximum number of shares of Common Stock underlying stock options and stock appreciation rights which are granted during the calendar year to any single covered employee, as defined in Section 162(m) of the Code, shall be 500,000 shares.

   (e) The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to performance shares and performance units granted during the calendar year to any single covered employee, as defined in
Section 162(m) of the Code, shall not exceed $5,000,000.

6. Awards to Employees under Plan

   As the Committee may determine, the following types of Awards and other Common Stock-based Awards may be granted under this Plan on a stand alone, combination or tandem basis:

   (a) Non-Qualified Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine.

   (b) Incentive Stock Option. A right, in the form of a stock option which shall comply with the requirements of Section 422 of the Code or any successor Section as it may be amended from time to time, to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided that the exercise price of any option shall not be less than 100% of the Fair Market Value of the Common Stock (110% of the Fair Market Value of the Common Stock in the case of a more than 10% shareholder of the Corporation) on the date of grant of the Award. The aggregate Fair Market Value of the Common Stock, determined on the date of grant, with respect to which options are exercisable for the first time by an Employee shall not exceed $100,000.

   (c) Stock Appreciation Right. A right to receive in cash the excess of the Fair Market Value of a share of Common Stock on the date the stock appreciation right is exercised over the Fair Market Value of a share of Common Stock on the date the stock appreciation right was granted.

   (d) Restricted and Performance Shares. A transfer of Common Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, or subject to specified performance standards, for such periods of time as the Committee may determine.

   (e) Restricted and Performance Share Unit. A fixed or variable share or dollar denominated unit subject to such conditions of vesting, performance and time of payment as the Committee may determine, which unit may be paid in Common Stock, cash or a combination of both.

   (f) Dividend or Equivalent Right. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

   (g) Stock Award. An unrestricted transfer of ownership of Common Stock.

   (h) Other Stock-Based Awards. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this
Section 6.

   (i) Performance Measures. The performance measures to be used for purposes of performance units or performance shares granted under the Plan shall be chosen from among (i) income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, or earnings per share), (ii) return measures (including but not limited to, return on assets, investment, equity, or sales), (iii) cash flow return on investments (which equals net cash flows divided by owners equity), (iv) gross revenues, (v) economic value created, and (vi) share price (including, but not limited to, growth measures and total shareholder return). The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that performance units and performance shares which are designed to qualify for the performance-based exception under Code Section 162(m) and which are held by a covered employee, as defined in Code Section 162(m), may not be adjusted in a manner that is inconsistent with Section 162(m) and the regulations thereunder.

   In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing performance measure without obtaining shareholder approval of such changes, the Committee shall have discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant performance units and/or performance shares which shall not qualify for the performance-based exception under Code Section 162(m), the Committee may make such grants without satisfying the requirements of Code Section 162(m) and, thereby, use any performance measures that the Committee may choose (even if not specifically provided for in this Section 6).

   In the case of any performance unit or performance share which is granted subject to the condition that a specified performance measure be achieved, no payment under such performance unit or performance share shall be made prior to the time that the Committee certifies in writing that the performance measure has been satisfied. For this purpose, approved minutes of the Committee meeting at which the certification is made will be treated as a written certification. No such certification is required, however, in the case of a performance unit or performance share that is based solely on an increase in the value of a share from the date such Award was made.

7. Awards to Directors under Plan

   (a) On the first business day following the Corporation's Annual Meeting of Stockholders (commencing with the 2001 Annual Meeting), each person elected, reelected or continuing as a Director shall automatically receive non-qualified stock options to purchase 1,000 shares of Common Stock (as adjusted pursuant to Section 11 hereof).

   (b) The Board, at its discretion, may issue additional non-qualified stock options to Directors. For purposes of this Section 7(b), the term "Director" may, at the discretion of the Board, include non-Employee advisory directors of the Corporation and non-Employee directors and non-Employee advisory directors of a Subsidiary.

   (c) The terms of the non-qualified stock options granted to Directors under
Section 7(a) shall be as follows:

     (i) Unless otherwise specifically provided below or in the Award Summary, each non-qualified stock option shall expire on the date which is ten years after the date of grant.

     (ii) The non-qualified stock options shall become vested and exercisable beginning on the earlier of (i) the first anniversary of the date of grant or (ii) the day immediately preceding the date of the next succeeding annual meeting.

     (iii) If an optionee's status as a Director ceases for any reason, his non-vested, unexercisable non-qualified stock options shall terminate immediately and his vested, exercisable non-qualified stock options will terminate on the earlier of (A) one year after the date of the termination of his status as a Director, or (B) the expiration date of the options; provided, however, that if an optionee's status as a Director ceases due to death or disability (as defined in Section 22(e)(3) of the Code), his non-vested unexercisable non-qualified stock options shall become fully vested and exercisable on the date of the Director's death or the date the Director's disability commences, as applicable.

     (iv) The per share purchase price of each share of Common Stock which is subject to a non-qualified stock option under Section 7(a) shall be the Fair Market Value of a share of Common Stock on the date of grant.

   (d) The terms of the non-qualified stock options granted to Directors under
Section 7(b) shall be determined by the Board.

8. Award Summaries

   Each Award under this Plan shall be evidenced by an Award Summary. Delivery of an Award Summary to each Participant or Director, as the case may be, shall constitute an agreement, subject to Section 9 hereof, between the Corporation and the Participant or Director, as the case may be, as to the terms and conditions of the Award.

9. Other Terms and Conditions

   (a) Assignability. Except as otherwise provided below, no Award shall be assignable or transferable except by will or the laws of descent and distribution and, during the lifetime of a Participant or Director, the Award shall be exercisable only by such Participant or Director or such Participant's or Director's guardian or legal representative. The Committee, in its discretion, may permit a Participant or Director, during his lifetime, to transfer a non-qualified stock option, for no consideration, (i) to or for the benefit of the Participant's or Director's immediate family (including a revocable trust for the benefit of the Participant's or Director's immediate family that qualifies as a grantor trust for federal income tax purposes or a partnership or limited liability company all of whose members are the Participant's or Director's immediate family), or (ii) to an intermediary that by written agreement is required to exercise such options on behalf of organizations described in Section 170(c) of the Code. Each transferee shall be subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the option prior to such transfer. Any vesting period applicable to such option shall, however, continue to be measured in terms of the Participant's employment by or the Director's service to the Corporation or its Subsidiaries. The term "immediate family" shall mean the Participant's or Director's spouse, parents, children, stepchildren, adoptive children, sisters, brothers and grandchildren (and, for these purposes, shall also include the Participant or the Director).

   (b) Termination of Employment or Service. Except as otherwise specifically provided under the terms of this Plan, the Committee shall determine the disposition of the grant of each Award in the event of disability, death or other termination of a Participant's employment or a Director's service.

   (c) Rights as a Stockholder. A Participant or Director shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant or Director or their respective nominee, guardian, legal representative or permitted assignee is the holder of record of such shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such date.

   (d) No Obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant or Director to exercise the Award.

   (e) Exercise of Options. Options granted under this Plan that have vested under the terms of the Award may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock subject to the option to be exercised and by making payment of the exercise price in accordance with the terms of the Award.

   (f) Payments by Participants or Directors. The Committee may determine that Awards for which a payment is due from a Participant or a Director may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock held by the payor for at least six months, with a Fair Market Value equal to the total payment due; (iii) by a combination of the methods described in (i) and (ii) above; (iv) in the case of a non-qualified stock option, by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Corporation a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, or (v) by such other methods as the Committee may deem appropriate.

   (g) Withholding. Any withholding and any other taxes required by law to be withheld in connection with an Award shall, at the election of the Committee, be either (i) paid in cash by the Participant to the Corporation, or (ii) deducted by the Corporation from the amount of the Award by reducing the amount of cash in an amount equal to the required withholding or by withholding a number of shares, the Fair Market Value of which equals the minimum amount required by law to be withheld.

   (h) Payments by Corporation. Awards may be settled through cash payments, the delivery of shares of Common Stock, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee may provide in the terms of the Awards. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Stock equivalents. Notwithstanding the above, no Award shall be settled in cash if such payment would make a transaction involving the Corporation ineligible for pooling of interests accounting under APB No. 16, or any successor provisions, provided that the Corporation intended such transaction to qualify for pooling of interests accounting treatment and such transaction would otherwise have qualified for pooling of interests accounting treatment but for the cash settlement of an Award.

10. Amendments

   The Board may alter, amend, suspend or discontinue this Plan to the extent permitted by law; provided, however, that no alteration, amendment, suspension or discontinuance of this Plan shall adversely affect any right acquired by any Participant or Director under an Award granted before the date of such alteration, amendment, suspension or discontinuance of this Plan. Any such action of the Board may be taken without the approval of the Corporation's stockholders, but only to the extent that such stockholder approval is not required by applicable law or regulation.

11. Adjustments Upon Changes in Capitalization

   The aggregate number of shares of Common Stock as to which Awards may be granted hereunder, the number of shares of Common Stock covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares, stock split or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee shall make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent necessary or desirable to preserve the intended benefits of this Plan for the Corporation and the Participants and Directors in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

12. No Right To Employment

   No person shall have any claim or right to be granted an Award and the grant of an Award shall not be construed as giving a Participant or Director the right to be retained in the employ or service of the Corporation or a Subsidiary. The Corporation and each Subsidiary further expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under this Plan, except as provided herein or in any Award Summary issued hereunder.

13. Change of Control

   (a) Notwithstanding anything contained in this Plan or any Award Summary to the contrary, in the event of a Change of Control, as defined below, the following shall occur with respect to any and all Awards outstanding as of such Change of Control:

     (i) automatic satisfaction of target performance standards, lapse of all restrictions and acceleration of any time periods relating to the exercise, realization or vesting of such

  Awards so that such Awards may be immediately exercised, realized or vested in full on or before the relevant date fixed in the Award Summary; and

     (ii) performance shares or performance units shall be paid entirely in cash; provided, however, that no performance shares or performance units shall be settled in cash if such payment would make a transaction involving the Corporation ineligible for pooling of interests accounting under APB No. 16, or any successor provisions, provided that the Corporation intended such transaction to qualify for pooling of interests accounting treatment and such transaction would otherwise have qualified for pooling of interests accounting treatment but for the cash settlement of such performance shares or performance units.

   (b) A "Change of Control" of the Corporation shall be deemed to have occurred upon the happening of any of the following events:

     (i) the acquisition, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of Common Stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by (A) the Corporation or any of its Subsidiaries, or (B) any employee benefit plan (or related trust) of the Corporation or its Subsidiaries, or (C) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Corporation or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, as the case may be;

     (ii) individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act);

     (iii) consummation of (a) a reorganization, merger or consolidation of the Corporation, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Corporation immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation or (b) the sale, lease, exchange, or other disposition of all or substantially all of the assets of the Corporation to any other corporation or entity (except a subsidiary or parent corporation as defined in Section 424 of the Internal Revenue Code of 1986); or

     (iv) approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation; or

     (v) the Corporation ceases to have its Common Stock listed on a nationally recognized stock exchange or quoted on the Nasdaq National Market) (or any successor quotation system).

14. Governing Law

   To the extent that federal laws do not otherwise control, this Plan and the Awards issued hereunder shall be construed in accordance with and governed by the law of the State of Missouri to the extent not inconsistent with Section 422 of the Code and regulations issued thereunder.

15. Savings Clause

   This Plan is intended to comply in all aspects with applicable law and regulation, including, with respect to the Directors and those Employees who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 promulgated by the Exchange Act. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.

16. Successors

   Awards issued under the Plan should be binding upon, and inure to the benefit of, the Corporation and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Corporation's assets and business.

17. Effective Date and Term

   The effective date of this Plan is May 1, 2001, subject to its approval by the stockholders of the Corporation within twelve months after the effective date of this Plan. This Plan shall remain in effect until April 30, 2011 unless terminated earlier by the Board.

                                                                      EXHIBIT B

                        RIGHTCHOICE MANAGED CARE, INC.

                            AUDIT COMMITTEE CHARTER

I. Audit Committee

 Duties

   The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  . Monitor the integrity of the Corporation's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  . Monitor the independence and performance of the Corporation's independent auditors and the internal auditing department.

  . Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

 Authority

   In fulfilling their responsibilities, the Audit Committee has the authority to:

  .  conduct investigations;

  . have direct access to the independent auditors and any member of the organization; and

  . retain, at the corporation's expense, consultants or staff with expertise in legal, accounting or other matters.

II. Audit Committee Composition and Independence Rules

 Composition

   Audit Committee members shall meet the requirements of the New York Stock Exchange, Inc. (NYSE) and the Blue Cross and Blue Shield Association. The Audit Committee shall be comprised of three (3) or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgement. All members of the Committee shall have a basic understanding of finance and accounting and be able to comprehend fundamental financial statements. At least one (1) member of the Committee shall have accounting or related financial management expertise. Additionally, the Committee should understand the regulatory requirements of the Corporation's industry.

 Restrictions on Membership

   In addition to being independent, each of the following restrictions shall apply to every Audit Committee member:

  .  Employees

   A director who is an employee (including non-employee executive officers) of the Corporation or any of its affiliates may not serve on the Audit Committee until three (3) years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor the Corporation, the director could serve on the Audit Committee after three (3) years following the termination of the relationship between the Corporation and the former parent or predecessor.

  .  Business Relationships

    A director:

    /\ who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Corporation, or

    /\ who has a direct business relationship with the Corporation (e.g., a consultant) may serve on the Audit Committee only if the Corporation's Board of Directors determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the Board of Directors should consider, among other things, the materiality of the relationship to the Corporation, to the director, and, if applicable, to the organization with which the director is affiliated.

  .  Cross Compensation Committee Link

   A director who is employed as an executive of another Corporation where any of the Corporation's executives serves on that Corporation's compensation committee may not serve on the Audit Committee.

  .  Immediate Family

   A director who is an Immediate Family member of an individual who is an executive officer of the Corporation or any of its affiliates cannot serve on the Audit Committee until three (3) years following the termination of such employment relationship. "Immediate Family" includes a person's spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person's home.

   Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

III. Meetings

   The Committee shall meet at least three (3) times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the Chief Internal Auditor, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

IV. Audit Committee Responsibilities and Duties

The Audit Committee shall:

   1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three (3) years in accordance with SEC regulations.

   2. Review the Corporation's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

   3. With the assistance from management, the independent auditors, and the internal auditors:

  . Consider the integrity of the Corporation's financial reporting processes and controls;

  . Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures;

  . Inquire as to the adequacy of such internal controls to identify any payments or procedures that might be deemed illegal or improper; and

  . Review significant findings, including the status of previous recommendations, prepared by the independent auditors and the internal auditing department together with management's responses.

   4. Review the Corporation's quarterly financial results, prior to the release of earnings, with financial management and the independent auditors. Any significant changes to the Corporation's accounting principles and any items required to be communicated by the independent auditors shall be discussed with management, in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

   5. Review the Corporation's financial statements prior to filing or distribution. Any significant changes to the Corporation's accounting principles and any items required to be communicated by the independent auditors shall be discussed with management, in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

With respect to the Independent Auditors, the Audit Committee shall:

   1. Review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors.

   2. Approve the fees and other significant compensation to be paid to the independent auditors. Review and approve requests for significant management consulting engagements to be performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

   3. Review and discuss with the independent auditors all significant relationships the auditors have with the Corporation that could impair the auditors' independence (in accordance with Independence Standards Board [ISB] Statement No. 1). This review should occur annually.

   4. Review the independent auditors audit plan and engagement letter--discuss scope, staffing, locations, reliance upon management, and internal audit and audit approach.

   5. Discuss the results of the audit with the independent auditors, prior to release of the year-end earnings. The Audit Committee shall inquire about changes to the audit plan, restrictions on scope of activities, observations of control weaknesses or any other significant change or limitation and discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61. This communication may be in writing or oral and may take place before or after the financial statements are issued. Items to be communicated include:

  .  The auditor's responsibility under Generally Accepted Auditing Standards
     (GAAS);

  .  Significant accounting policies;

  .  Management judgements and accounting estimates;

  .  Significant audit adjustments;

  . Other information in documents containing audited financial statements, such as the Department of Insurance filings;

  . Disagreements with management--including accounting principles, scope of audit, disclosures;

  .  Consultation with other accountants by management;

  .  Major issues discussed with management prior to retention; and

  .  Difficulties encountered in performing the audit.

   6. Consider the independent auditors' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting, including:

  . Discuss with management and the independent auditors the quality of the accounting principles and underlying estimates used in the preparation of the Corporation's financial statements;

  . Discuss with the independent auditors the clarity of the financial disclosure practices used or proposed by the Corporation; and

  . Inquire as to the independent auditors' views about whether management's choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

With respect to Internal Audit and Legal functions:

   1. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed. Periodically review the internal audit department charter and internal auditing's compliance with The IIA's Standards for the Professional Practice of Internal Auditing.

   2. Review the appointment, performance, and replacement of the Chief Internal Auditor. Proposed changes to the Chief Internal Auditor shall be subject to Committee approval.

   3. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports. Additionally, any difficulties encountered in the course of the internal auditors' audit should be reported, including any restrictions on the scope of their work or access to required information.

   4. Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Corporation. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

   5. Review with Corporation's counsel, on at least an annual basis, any legal matters that could have a significant impact on the organization's financial statements, the Corporation's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

The Audit Committee shall also:

   1. Prepare an annual report to shareholder, as required by the Securities and Exchange Commission. The report should be included in the Corporation's annual proxy statement. This report states whether the Committee has:

  .  Reviewed and discussed the audited financial statements with management;

  . Discussed with the independent auditors the matters required to be discussed by SAS 61;

  . Received certain disclosures from the auditors regarding their independence as required by the ISB 1; and

  . Based on the review, recommend to the Board to include the audited financial statement in the annual report filed with the SEC.

   2. Perform any other activities consistent with this Charter, the Corporation's by-laws, and governing law, Blue Cross Blue Shield Association licensing requirements, and as the Committee or the Board deems necessary or appropriate.

   3. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

   4. Discuss and address with the internal auditors, or the independent auditors any significant issues relative to overall board responsibility that, in their judgement, have been communicated to management but have not been adequately resolved.

                                                                 Approved by the
                                  RightCHOICE Managed Care, Inc. Audit Committee
                                                             On January 29, 2001

================================================================================
                         RightCHOICE Managed Care, Inc.
      Draft Proxy Card (8 1/2 x 11 stock) for June 8, 2001 Annual Meeting
================================================================================

SIDE 1



                                 (INSERT MAP)





      If you are planning to attend the RightCHOICE(R) Managed Care, Inc. Annual Meeting, please bring this ticket with you as your admittance.

--------------------------------------------------------------------------------
                           (Detach Proxy Form Here)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                     PROXY
     2001 ANNUAL MEETING OF STOCKHOLDERS OF RIGHTCHOICE MANAGED CARE, INC.

     The undersigned hereby appoints Annette Range and Judi Givens, and each of them, each with the power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to attend the 2001 Annual Meeting of Stockholders of RightCHOICE Managed Care, Inc. ("RightCHOICE") to be held at the principal executive offices of RightCHOICE, located at 1831 Chestnut Street, St. Louis, Missouri, on Friday, June 8, 2001, commencing at 10:00 a.m., CDT, and at all adjournments thereof, and to vote all shares of capital stock of RightCHOICE, which the undersigned is entitled to vote with respect to the following matters, all as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 23, 2001:

 THE BOARD OF DIRECTORS OF RIGHTCHOICE RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

Item 1: Election of three Class I directors to hold office for a term expiring at the 2004 annual meeting of stockholders.

        [_] FOR all nominees listed below   [_] WITHHOLD AUTHORITY to vote for
            (except as marked to the            all nominees listed below
            contrary)

  NOMINEES: Earle H. Harbison, Jr., Sandra A. Van Trease and Gloria W. White

 Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in this space:


    ----------------------------------------------------------------------

Item 2: Proposal to adopt and approve the RightCHOICE Managed Care, Inc., 2001 Stock Incentive Plan, a description of which is contained in the accompanying Proxy Statement.

            [_] FOR             [_] AGAINST             [_] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting.

================================================================================
                        RightCHOICE Managed Care, Inc.
      Draft Proxy Card (8 1/2 x 11 stock) for June 8, 2001 Annual Meeting
================================================================================


SIDE 2








--------------------------------------------------------------------------------
                           (Detach Proxy Form Here)


  This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1 AND "FOR" ITEM 2.




                                                Date:                   , 2001
                                                      ------------------



                                                ------------------------------
                                                Signature


                                                ------------------------------
                                                Signature (if held jointly)


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a Partnership, please sign partnership name by authorized person.


          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                 USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.